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                                                                     EXHIBIT 4.3



                          SALE AND SERVICING AGREEMENT


                                 by and between


                       ONYX ACCEPTANCE OWNER TRUST 1998-A
                                   as Issuer,


                      ONYX ACCEPTANCE FINANCIAL CORPORATION
                                   as Seller,


                                       and


                           ONYX ACCEPTANCE CORPORATION
                                   as Servicer


                            Dated as of June 1, 1998
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        This SALE AND SERVICING AGREEMENT, dated as of June 1, 1998 (this
"AGREEMENT"), is by and between Onyx Acceptance Owner Trust 1998-A (the "ISSUER"), Onyx Acceptance Financial Corporation (the "SELLER") and Onyx Acceptance Corporation ("ONYX" or, in its capacity as servicer, the "SERVICER").

        In consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

        Section 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        "ACCELERATE PRINCIPAL COMMENCEMENT DATE" means ______________, 199__.

        "ACCELERATED PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date occurring on or after the Accelerated Principal Commencement Date, an amount equal to the lesser of (i) one-twelfth of ____% of the aggregate outstanding principal balance of the Notes as of the close of business on the prior Distribution Date and (ii) amounts remaining on deposit in the Collection Account for such Distribution Date after giving effect to the distributions pursuant to clauses (i) through (x) of Section 5.05(a) without regard to the inclusion of such amount as part of the Note Principal Distributable Amount.

        "AFFILIATE" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

        "AGGREGATE NET LIQUIDATION LOSSES" means, with respect to any Collection Period, the aggregate of the amounts by which (i) the principal amount of each Contract that became a Liquidated Contract pursuant to clause (ii) or (iv) of the definition of the term "Liquidated Contract" during such Collection Period plus accrued and unpaid interest thereon (adjusted to the Net Contract Rate) to the last Due Date in such Collection Period exceeds (ii) the Net Liquidation Proceeds for such Contract.

         "AMOUNT FINANCED" means, with respect to a Contract, the aggregate amount advanced under the Contract toward the purchase price of the related Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service warranty, contracts, other items customarily financed as part of retail automobile installment sales contracts, and related costs.


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        "APPOINTMENT OF CUSTODIAN" means the letter agreement between the Owner
Trustee and the Servicer substantially in the form attached hereto as Exhibit A.

        "APR" of a Contract means the annual percentage rate used to determine the total interest expected to be charged over the term of a Contract as of its inception, as shown on such Contract

        "ASSIGNMENTS" means, collectively, (i) the original instrument of assignment of a Contract and all other documents securing such Contract made by the Seller to the Owner Trustee (or in the case of any Contract acquired by the Seller from another Person, from such other Person to the Seller and from the Seller to the Owner Trustee), and (ii) the original instrument granting a security interest in such Contract and other documents made by the Owner Trustee to the Insurer, which, in the case of clause (i) above, is in a form sufficient under the laws of the jurisdiction under which the security interest in the related Financed Vehicle arises to permit the assignee to exercise all rights granted by the Obligor under such Contract and such other documents and all rights available under applicable law to the Obligee under such Contract and such other documents and, in the case of clause (ii) above, is in a form sufficient under the laws of the jurisdiction under which the security interest in the related Financed Vehicle arises to permit the Insurer, as a secured party, to exercise, upon default, all rights granted by the Obligor under such Contract and such other documents and all rights available under applicable law to the Obligee under such Contract and which, in the case of either clause (i) or (ii) above, may, to the extent permitted by the laws of such jurisdiction, be a blanket instrument of assignment covering other Contracts as well and which may also, to the extent permitted by the laws of the jurisdiction governing such Contract, be an instrument of assignment running directly from the Seller to the Owner Trustee and the Insurer.

        "BANK"means the institution designated as such pursuant to the Insurance Agreement, or a successor Person pursuant to the Insurance Agreement, and thereafter "Bank" shall mean such successor Person.

        "BASIC DOCUMENTS" shall have the meaning specified in the Indenture.

        "BLANKET INSURANCE POLICY" means the Lender's Blanket Consumer Loan Insurance Policy covering losses with respect to the Contracts, which policy has been issued by United Financial Casualty Company and the Servicer's rights therein with respect to the Contracts have been validly assigned to the Indenture Trustee acting on behalf of the Trust.

        "BUSINESS DAY"means any day other than a Saturday, a Sunday or other day on which commercial banking institutions or savings associations located in Los Angeles, California or New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

        "CALCULATION DAY" means the last day of each calendar month.




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        "CERTIFICATE BALANCE" equals $__________ on the Closing Date, and, on any date thereafter, equals the Original Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

        "CERTIFICATE DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount for such Distribution Date.

        "CERTIFICATE DISTRIBUTION ACCOUNT" shall have the meaning specified in the Trust Agreement.

        "CERTIFICATE FINAL SCHEDULED DISTRIBUTION DATE" means the Distribution Date occurring in _____________, 20___.

        "CERTIFICATE INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the sum of the Certificate Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Certificates that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate for the related Interest Accrual Period.

        "CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) an amount equal to the interest accrued during the related Interest Accrual Period at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal on or prior to such Distribution Date (or, in the case of the first Distribution Date, the original Certificate Balance) and ii) the Certificate Interest Carryover Shortfall for such Distribution Date. Interest with respect to the Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the other Basic Documents.

        "CERTIFICATE PERCENTAGE" means (i) for each Distribution Date to but excluding the Distribution Date on which the principal amount of the Class ____ Notes is reduced to zero, zero; (ii) for the Distribution Date on which the principal amount of the Class ____ Notes is reduced to zero, (A) zero until the principal amount of the Class ____ Notes has been reduced to zero and (B) with respect to any remaining portion of the Regular Principal Distributable Amount, 100%; and (iii) for any Distribution Date thereafter, 100%.

        "CERTIFICATE POOL FACTOR" means, as of any Distribution Date, a six-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on such Distribution Date) divided by the Original Certificate Balance.

        "CERTIFICATE PRINCIPAL CARRYOVER SHORTFALL" means, as of any Distribution Date, the excess of the sum of the Certificate Principal Distributable Amount and any outstanding Certificate



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Principal Carryover Shortfall for the immediately preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

        "CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Certificate Percentage of the Regular Principal Distributable Amount for such Distribution Date and (ii) any outstanding Certificate Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Distribution Date, the amount required to be deposited into the Certificate Distribution Account will include the amount necessary to reduce the Certificate Balance to zero.

        "CERTIFICATE RATE" means _____% per annum.

        "CERTIFICATE REGISTER" shall have the meaning specified in the Trust Agreement.

        "CERTIFICATEHOLDERS" shall have the meaning specified in the Trust Agreement.

        "CERTIFICATES" means the Certificates (as such term is defined in the Trust Agreement).

        ["CHARGE-OFF PERCENTAGE" means, with respect to any three calendar month period, the annualized percentage equivalent of the average of the percentages of charged-off Contracts for each month in such period. For each month, the percentage of charged-off Contracts shall be the percentage equivalent of a fraction, the numerator of which is the aggregate Scheduled Balance for such month of all Contracts that became Liquidated Contracts pursuant to clauses (ii) or (iv) of the definition of the term "Liquidated Contract" during such month, less any Net Liquidation Proceeds received during such month (and not reflected in prior periods) with respect to such Contracts or from any Contracts charged-off in prior periods, and the denominator of which is the aggregate Scheduled Balances of all Outstanding Contracts as of the end of the immediately preceding month.]

        "CLASS" means all Notes whose form is identical except for variation in denomination, principal amount or owner.

        "CLASS A-1 FINAL SCHEDULED DISTRIBUTION DATE" means the Distribution Date occurring in _____________, 199__.

        "CLASS A-1 NOTEHOLDER" means the Person in whose name a Class A-1 Note is registered in the Note Register.

        "CLASS A-1 RATE" means _____% per annum.

        "CLASS A-2 FINAL SCHEDULED DISTRIBUTION DATE"means the Distribution Date occurring in _____________, 199__.




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        "CLASS A-2 NOTEHOLDER" means the Person in whose name a Class A-2 Note is registered in the Note Register.

        "CLASS A-2 RATE" means _____% per annum.

        "CLASS A-3 FINAL SCHEDULED DISTRIBUTION DATE"means the Distribution Date occurring in _____________, 199__.

        "CLASS A-3 NOTEHOLDER" means the Person in whose name a Class A-3 Note is registered in the Note Register.

        "CLASS A-3 RATE" means _____% per annum.

        "CLASS A-4 FINAL SCHEDULED DISTRIBUTION DATE" means the Distribution Date occurring in _____________, 20___.

        "CLASS A-4 NOTEHOLDER" means the Person in whose name a Class A-4 Note is registered in the Note Register.

        "CLASS A-4 RATE" means _____% per annum.

        "CLEARING ACCOUNT" means Account No. 4159359173 in the name of the Seller maintained at Wells Fargo Bank, N.A.

        "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

        "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        "CLOSING DATE" means June __, 1998.

        "COLLECTION ACCOUNT" means the account established and maintained as such pursuant to Section 5.01.

        "COLLECTION PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs; provided that for Liquidated Contracts the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date; provided, further, however, that with respect to the first Distribution Date the "Collection Period" for Liquidated Contracts shall be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date.




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        "CONTRACT" means each retail installment sales contract and security agreement or installment loan agreement and security agreement and all proceeds thereof and payments thereunder, which contract or agreement has been executed by an Obligor and pursuant to which such Obligor purchased or financed the Financed Vehicle described therein, agreed to pay the deferred purchase price (i.e., the purchase price net of any down payment) or amount borrowed, together with interest, as therein provided in connection with such purchase or loan, granted a security interest in such Financed Vehicle, and undertook to perform certain other obligations as specified in such contract or agreement. Each Contract shall have been (i) either (A) originated or purchased by a subsidiary of Onyx and subsequently conveyed to Onyx or (B) originated by a Dealer and assigned to Onyx in accordance with the assignment provisions set forth therein and (ii) in either case subsequently conveyed by Onyx to Finco pursuant to the Purchase Agreement and then by Finco to the Issuer pursuant to this Agreement.

        "CONTRACT DOCUMENTS" means, with respect to each Contract, (a) the Contract and the original credit application fully executed by the Obligor thereunder; (b) either (i) the original Title Document for the related Financed Vehicle or a duplicate copy thereof issued or certified by the Registrar of Titles which issued the original thereof (or, with respect to certain of the Financed Vehicles registered in the State of California, evidence of the electronic Title Document), together with evidence of perfection of the security interest in the related Financed Vehicle granted by such Contract, as determined by the Servicer to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction, or (ii) written evidence that the Title Document for such Financed Vehicle showing Onyx or a subsidiary of Onyx as first lienholder has been applied for; and (c) any agreement(s) modifying the Contract (including, without limitation, any extension agreement(s)).


        "CONTRACT FILES" means the Contract Documents and all other papers and computerized records customarily kept by the Servicer in servicing contracts and loans comparable to the Contracts.

        "CONTRACT NUMBER" means, with respect to any Contract included in the Trust, the number assigned to such Contract by the Servicer, which number is set forth in the related Schedule of Contracts.

        "CONTRACT RATE" means, (i) with respect to a Simple Interest Contract, the APR and (ii) with respect to a Rule of 78's Contract, the Recomputed Yield for such contract used in accordance with the definition of the term "Scheduled Balance" to derive the Scheduled Balance from time to time of such Contract.

        "CORPORATE TRUST OFFICE" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at _____________________________________________;




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or at such other address as the Indenture Trustee may designate from time to time by notice to the Certificateholders, the Insurer, the Servicer and the Seller.

        ["CRAM DOWN LOSSES" means, with respect to a Contract if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Contract or otherwise modifying or restructuring the scheduled payments to be made on such Contract, an amount equal to (i) the excess of the Principal Balance of such Contract immediately prior to such order over the Principal Balance of such Contract as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Contract, the excess of the Principal Balance of such Contract immediately prior to such order over the net present value (using as the discount rate the higher of the annual percentage rate on such Contract or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.]

        "CUT-OFF DATE" means June 1, 1998.

        "DEALER" means the seller of a Financed Vehicle, which seller originated and assigned the related Contract.

        "DEFAULT" means any occurrence which with the giving of notice or the lapse of time or both would become a Servicer Default.

        "DEFAULTED CONTRACT" means, with respect to any Collection Period, a Contract (i) which is, at the end of such Collection Period, past due in an aggregate amount equal to two or more monthly installments of Monthly P&I or
(ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced.

        "DEFICIENCY CLAIM DATE" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

        "DEFICIENCY NOTICE" means, with respect to any Distribution Date, the notice delivered pursuant to Section 5.02(c) by the Servicer to the Indenture Trustee, with a copy to the Insurer and the Owner Trustee.

        "DELINQUENCY PERCENTAGE" means, with respect to any three calendar month period, the average of the percentages of delinquent Contracts for each month in such period. For each month the percentage of delinquent Contracts shall be the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Scheduled Balance of all Outstanding Contracts 61 days or more delinquent (after taking into account permitted extensions), plus (ii) the aggregate Scheduled Balance of all Contracts in respect of which the related Financed Vehicles have been repossessed but have not been liquidated (to the extent the related Contract is not otherwise reflected in clause



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(i) above), and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts, in each case, on the last day of such calendar month.

        "DELIVERY" means, when used with respect to Trust Account Property:

        (a) with respect to certificated securities, bankers' acceptances, commercial paper, negotiable certificates of deposit and any other obligations which evidence a right to the payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with necessary endorsement or assignment (collectively, "Physical Property"): (i) the Indenture Trustee or the Owner Trustee, as the case may be, or its Financial Intermediary acquires possession of the Physical Property, and evidence that any such Physical Property that is in registrable form has been registered in the name of the Trustee, its Financial Intermediary, its custodian or its nominee; (ii) the Financial Intermediary, not a clearing corporation, sends the Indenture Trustee or the Owner Trustee, as the case may be, confirmation of the transfer and also by book entry or otherwise identifies as belonging to the Indenture Trustee or the Owner Trustee, as the case may be, the Physical Property in the Financial Intermediaries possession; or (iii) with respect to a clearing corporation, appropriate entries to the account of the Indenture Trustee or the Owner Trustee, as the case may be, or a Person designated by him or her and, if certificated, it is both, in the custody of the clearing corporation or another clearing corporation, a custodian bank or a nominee of any of them and, in bearer form or endorsed in blank by the appropriate person or registered in the name of the clearing corporation, custodian bank, or a nominee of any of them;

        (b) with respect to any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: (i) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by the Indenture Trustee or the Owner Trustee, as the case may be, of a deposit advice or other written confirmation of such book-entry registration, (ii) the making by any such custodian of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee or the Owner Trustee, as the case may be, and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or the Owner Trustee, as the case may be, and the making by the Indenture Trustee or the Owner Trustee, as the case may be, of entries in its books and records establishing that it holds such Trust Account Property solely as trustee pursuant to Section 5.01, and (iii) such additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or the Owner Trustee, as the case may be, consistent with changes in applicable law or regulations or the interpretation thereof; and

        (c) with respect to any Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (ii) above, registration of the transfer to, and




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ownership of such Trust Account Property by, the Indenture Trustee or the Owner
Trustee, as the case may be, its custodian or its nominee by the issuer of such Trust Account Property.

        "DEPOSITOR" means the Seller in its capacity as Depositor under the Trust Agreement, and its successors.

        "DISTRIBUTION DATE"means the 15th day of each month or if such date shall not be a Business Day, the following Business Day, commencing in July 1998.

        "DISTRIBUTION DATE OUTSTANDING PRINCIPAL BALANCE" means, with respect to any Rule of 78's Contract which has been the subject of a partial prepayment, the amount equal to the total of all Monthly P&I due after the Distribution Date next succeeding the Collection Period during which such partial prepayment was received, less any unearned finance charge as of the Due Date next preceding such Distribution Date computed in accordance with the Rule of 78's.

        "DISTRIBUTION DATE STATEMENT" shall have the meaning specified in
Section 4.09(a).

        "DTC" means The Depository Trust Company, and its successors.

        "DUE DATE" means, as to any Contract, the date upon which an installment of Monthly P&I is due.

        "ELIGIBLE ACCOUNT" means (i) a trust account that is either (a) maintained by the Indenture Trustee, (b) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from Standard & Poor's at least equal to "A-1" and from Moody's equal to "P-1," which account is fully insured up to applicable limits by the Federal Deposit Insurance Corporation or (c) maintained with a depository institution acceptable to the Insurer, as evidenced by a letter from the Insurer to that effect or (ii) a general ledger account or deposit account at a depository institution acceptable to the Insurer, as evidenced by a letter from the Insurer to that effect.

        "ELIGIBLE INVESTMENTS" means any one or more of the following obligations or securities, all of which shall be denominated in United States dollars:

        (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and, to the extent, at the time of investment, acceptable to the Insurer and each Rating Agency for securities having a rating equivalent to the rating of the Notes at the Closing Date, the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association;



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        (b) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or the Owner Trustee) incorporated under the laws of the United States of America or any State and subject to supervision and examination by Federal and/or State banking authorities, so long as at the time of such investment or contractual commitment providing for such investment either (i) the long-term, unsecured debt obligations of such depository institution or trust company have credit ratings from Standard & Poor's at least equal to "AA-" and from Moody's at least equal to "Aa2" or (ii) such depository institution is acceptable to the Insurer as evidenced by a letter from the Insurer to the Indenture Trustee;

        (c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed as to timely payment of principal and interest by an agency or instrumentality of the United States of America, in either case entered into with any depository institution or trust company (including the Indenture Trustee and the Owner Trustee), acting as principal, described in clause (b) above;

        (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which at the time of such investment or contractual commitment providing for such investment have long-term, unsecured debt obligations rated by Standard & Poor's "AA-" or better and by Moody's "Aa2" or better; provided, however, that securities issued by any corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of the Contracts and all amounts of Eligible Investments held as part of the Trust;

        (e) commercial paper having the highest rating by Standard & Poor's and Moody's at the time of such investment;

        (f) investments in money market funds or money market mutual funds having a rating from Standard & Poor's and Moody's in the highest investment category granted thereby, including funds for which the Indenture Trustee, the Owner Trustee or any of their respective Affiliates is investment manager or advisor; and

        (g) such other obligations or securities acceptable to the Insurer, as evidenced by a letter from the Insurer to the Indenture Trustee (which acceptability may be revoked at any time by the Insurer).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "EXCESS AMOUNTS" shall have the meaning specified in Section 5.05(b).

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

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        "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

        "FHLMC" means the Federal Home Loan Mortgage Corporation, and its successors.

        "FNMA" means the Federal National Mortgage Association, and its successors.

        "FINAL SCHEDULED DISTRIBUTION DATE" means with respect to (i) the Notes, the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date or the Class A-4 Final Scheduled Distribution Date, as the case may be, and (ii) the Certificates, the Certificate Final Scheduled Distribution Date.

        "FINANCED VEHICLE" means, as to any Contract, an automobile, light-duty truck or van, together with all accessions thereto, securing the related Obligor's indebtedness under such Contract.

        "FINANCIAL INTERMEDIARY" means a bank, broker, clearing corporation or the Person (or the nominee of any of them) that in the ordinary course of its business maintains security accounts for its customers and is acting in that capacity.

        "FISCAL AGENT" shall have the meaning set forth in the Policies.

        "FULL PREPAYMENT" means any of the following: (a) with respect to any Contract other than a Contract referred to in clause (ii), (iii) or (iv) of the definition of the term "Liquidated Contract", payment by or on behalf of the Obligor of the total amount required by the terms of such Contract to be paid thereunder, which amount shall be at least equal to the sum of (i) 100% of the Scheduled Balance of such Contract, (ii) interest accrued thereon to the date of such payment at the APR; and (iii) any overdue amounts; or (b) with respect to any Contract, payment by the Seller to the Indenture Trustee of the Repurchase Amount of such Contract in connection with the repurchase of such Contract pursuant to Section 3.02, or payment by the Servicer of the Repurchase Amount of such Contract in connection with the purchase of such Contract pursuant to
Section 4.07 or the purchase of all Contracts pursuant to Section 9.01.

        "HOLDER" means, with respect to a (i) Certificate, the Person in whose name such Certificate is registered in the Certificate Register and (ii) Note, the Person in whose name such Note is registered in the Note Register.

        "INDENTURE" means the Indenture, dated as of the date hereof, among the Issuer and the Indenture Trustee.

        "INDENTURE TRUSTEE" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

        "INDEPENDENT", when used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer, the Seller or Onyx,
(ii) is not a director, officer or employee


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of any Affiliate of the Issuer, the Seller or Onyx, (iii) is not a person related to any officer or director of the Issuer, the Seller, Onyx or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of Issuer, the Seller, Onyx or any of their respective Affiliates, and (v) is not connected with the Issuer, the Seller or Onyx as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        "INSOLVENCY EVENT" means, with respect to a specified Person, (i) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (ii) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (iii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state, bankruptcy, insolvency or similar law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for such Person or for any substantial part of its property, or the making by such Person of an assignment for the benefit of creditors or the failure by such Person generally to pay its debts as such debts become due or the taking of corporate action by such Person in furtherance of any the foregoing.

        "INSOLVENCY PROCEEDING" shall have the meaning specified in Section
8.06.

        "INSOLVENCY PROCEEDS" shall have the meaning specified in Section
9.01(b).

        "INSURANCE AGREEMENT" means the Insurance and Reimbursement Agreement, to be dated as of the Closing Date, among the Insurer, the Issuer, the Seller, the Servicer and the Indenture Trustee., as amended, modified or restated from time to time.

        "INSURANCE PROCEEDS" means proceeds paid pursuant to the Blanket Insurance Policy and amounts (exclusive of rebated premiums) paid by any insurer under any other insurance policy related to a Financed Vehicle or a Contract.

        "INSURER" means MBIA Insurance Corporation or its successors in interest.

        "INSURER INSOLVENCY" means (i) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Insurer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bank bankruptcy, insolvency, rehabilitation or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or with respect to any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Insurer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by the Insurer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, rehabilitation or similar law, or the consent by the Insurer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or of any substantial part of its property or the making by the Insurer of an assignment for the benefit of creditors or the failure by the Insurer generally to pay its debts as such debts become due or the taking of corporate action by the Insurer in furtherance of any of the foregoing.

        "INTEREST ACCRUAL PERIOD" means, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

        "INTEREST RATE" means the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate or the Class A-4 Rate, as the case may be.

        "INVESTMENT EARNINGS" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts, [other than the Payahead Account,] to be deposited into the Collection Account on such Distribution Date pursuant to
Section 5.01(b).

        "ISSUER" means the Onyx Acceptance Owner Trust 1998-A.

        "LIEN" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Contract by operation of law.

        "LIQUIDATED CONTRACT"means a Contract which (i) was or is the subject of a Full Prepayment; or (ii) was or is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable in respect of such Defaulted Contract have been received and deposited in the Collection Account; or (iii) was or is paid in full on or after its Maturity Date; or (iv) has been a Defaulted Contract for four or more Collection Periods and with respect to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period is a Liquidated Contract. The Scheduled Balance of a Contract that becomes a Liquidated Contract shall be reduced to zero as provided in the definition of "Scheduled Balance."

        "LIQUIDATION EXPENSES" means reasonable out-of-pocket expenses (not to exceed Liquidation Proceeds), other than any overhead expenses, incurred by the Servicer in connection with the realization of the full amounts due under any Defaulted Contract (including the attempted liquidation of a Contract which is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof which are not recoverable as Insurance Proceeds.

        "LIQUIDATION PROCEEDS" means amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the realization of the full amounts due and to become due under any Defaulted Contract and the sale of any property acquired in respect thereof.

        "NOTE REGISTER" shall have the meaning specified in the Indenture.

        "MATURITY DATE" means, with respect to any Contract, the date on which the last scheduled payment of such Contract shall be due and payable as such date may be extended pursuant to Section 4.02.

        "MONTHLY P&I" means, with respect to any Contract, the amount of each monthly installment of principal and interest payable to the Obligee of such Contract in accordance with the terms thereof, exclusive of any charges allocable to the financing of any insurance premium and charges which represent late payment charges or extension fees.

        "MOODY'S" means Moody's Investors Service, Inc., and its successors.

        "NET COLLECTIONS" means, with respect to any Distribution Date and the related Collection Period, the sum of (i) all payments of Monthly P&I, all partial prepayments, all Full Prepayments, Net Liquidation Proceeds and Net Insurance Proceeds in each case, collected with respect to the Contracts during such Collection Period, less partial prepayments of Rule of 78's Contracts collected with respect to the Contracts during such Collection Period which are deposited in the Payahead Account pursuant to Section ___, (ii) amounts withdrawn from the Payahead Account pursuant to Section ____ and deposited in the Collection Account with respect to such Distribution Date, and (iii) the aggregate Repurchase Amount for Repurchased Contracts deposited in or credited to the Collection Account pursuant to Section 5.04(c) on the Business Day preceding the Servicer Report Date next preceding such Distribution Date.

        "NET CONTRACT RATE" means, with respect to any Contract, its Contract Rate less the sum of the Servicing Fee Percent.

        "NET INSURANCE PROCEEDS" means, with respect to any Contract, Insurance Proceeds net of any such amount applied to the repair of the related Financed Vehicle, released to the related Obligor in accordance with the normal servicing procedures of the Servicer or representing expenses incurred by the Servicer and recoverable hereunder.

        "NET LIQUIDATION PROCEEDS" means the amount derived by subtracting from the Liquidation Proceeds of a Contract the related Liquidation Expenses.

        "NOTE DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for such Distribution Date.

        "NOTE DISTRIBUTION ACCOUNT" means the account established and maintained as such pursuant to Section 5.01.

        "NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date or the Class A-4 Final Scheduled Distribution Date, as the case may be.

        "NOTE INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the
Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date at the related Interest Rate for the related Interest Accrual Period.

        "NOTE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date and a Class of Notes, the sum of (i) an amount equal to the interest accrued during the related Interest Accrual Period at the related Interest Rate for such Class of Notes on the outstanding principal amount of such Class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes) and (ii) the Note Interest Carryover Shortfall for such class of Notes for such Distribution Date.

        "NOTE PERCENTAGE" means, (i) for each Distribution Date to but excluding the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 100%; (ii) for the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, (A) 100% until the principal amount of the Class A-4 Notes has been reduced to zero and (B) with respect to any remaining portion of the Regular Principal Distributable Amount, zero; and
(iii) for any Distribution Date after the principal amount of the Class A-4 Notes has been reduced to zero, 0%.

        "NOTE POOL FACTOR" means, with respect to any Class of Notes as of any Distribution Date, a six-digit decimal figure equal to the outstanding principal amount of such Class of Notes (after giving effect to any reductions thereof to be made on such Distribution Date) divided by the original outstanding principal amount of such Class of Notes.

        "NOTE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the sum of the Note Principal Distributable Amount and any outstanding Note Principal

Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

        "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Note Percentage of the Regular Principal Distributable Amount for such Distribution Date, (ii) the Accelerated Principal Distributable Amount, if any, for such Distribution Date and (iii) any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the Notes; and provided further that the Note Principal Distributable Amount on the Note Final Scheduled Distribution Date for a class of Notes shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of such class of Notes to zero.

        "NOTE REGISTER" shall have the meaning specified in the Indenture.

        "OBLIGEE" means, with respect to any Contract, the Person to whom an Obligor is indebted under such Contract.

        "OBLIGOR" means, with respect to any Contract, the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under such Contract.

        "OFFERED SECURITIES" shall have the meaning specified in Section 6.03(b)(ii).

        "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such certificate and delivered to the Person to whom such certificate is required to be delivered. In the case of an Officers' Certificate of the Servicer, at least one of the signing officers must be a Servicing Officer. Unless otherwise specified, any reference herein to an Officers' Certificate shall be to an Officers' Certificate of the Servicer.

        "ONYX" means Onyx Acceptance Corporation and its successors in interest.

        "OPINION OF COUNSEL" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) acceptable to the Indenture Trustee or the Owner Trustee, as the case may be, and the Insurer.

        "ORIGINAL CERTIFICATE BALANCE" means $__________.

        "ORIGINAL CLASS A-1 NOTE BALANCE" means $__________.

        "ORIGINAL CLASS A-2 NOTE BALANCE" means $__________.

        "ORIGINAL CLASS A-3 NOTE BALANCE" means $__________.

        "ORIGINAL CLASS A-4 NOTE BALANCE" means $__________.

        "ORIGINAL POOL BALANCE" means $__________, which is the aggregate of the Principal Balances of the Contracts as of the Cut-Off Date .

        "OUTSTANDING" means,

        (a) with respect to a Contract and as of time of reference thereto, a Contract that has not reached its Maturity Date, has not been fully prepaid, has not become a Liquidated Contract and has not been repurchased pursuant to
Section 3.02, 4.07 or 9.01; and

        (b) with respect to Securities, as of the date of determination, all Notes of one Class or of all Classes, all Certificates or all Notes and Certificates, as the case may be, theretofore authenticated and delivered except:

               (i) Securities theretofore canceled by the applicable Registrar or delivered to the applicable registrar for cancellation;

               (ii) Securities or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee, the Owner Trustee or any Paying Agent, as the case may be, in trust for the Holders of such Securities (provided, however, that if such Securities are to be redeemed or repurchased, notice of such redemption or repurchase has been duly given or provision for such notice has been made, satisfactory to the Indenture Trustee, Owner Trustee or Paying Agent, as applicable); and

               (iii) Securities in exchange for or in lieu of other Securities which have been authenticated and delivered unless proof satisfactory to the applicable Indenture Trustee or Owner Trustee, as applicable, is presented that any such Securities are held by a bona fide purchaser;

provided, however, that Securities which have been paid with proceeds of the Securities Insurance Policy shall continue to remain Outstanding until the Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Indenture Trustee or the Owner Trustee, as applicable, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that in determining whether the Holders of a specified Outstanding Amount of Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Securities owned by the Issuer, any other obligor upon the Securities, the Seller, Onyx or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee or Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the applicable trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee or Owner Trustee, as applicable, the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer, any other obligor upon the Securities, the Seller, Onyx or any of their respective Affiliates.

        "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes of one Class or of all Classes, of all Certificates or of all Securities, as the case may be, Outstanding at the date of determination.

        "OUTSTANDING PRINCIPAL BALANCE" means, as of the Cut-Off Date, (i) with respect to any Rule of 78's Contract, the amount set forth as the Outstanding Principal Balance of such Contract on the Schedule of Contracts, such amount being the total of all unpaid Monthly P&I due on or after the Cut-Off Date, minus any unearned (or earned but unpaid) interest as of the Cut-Off Date computed in accordance with the Rule of 78's, and (ii) with respect to any Simple Interest Contract, the amount set forth as the Outstanding Principal Balance of such Contract on the Schedule of Contracts, such amount being the total of all principal payments due on or after the Cut-Off Date.

        "OWNER TRUSTEE" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

        "OWNER TRUSTEE CORPORATE TRUST OFFICE" shall have the meaning specified in the Trust Agreement.

        ["PAYAHEAD ACCOUNT" means the account established and maintained as such pursuant to Section 5.01.]

        "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "PHYSICAL PROPERTY" shall have the meaning specified in the definition of the term "Delivery".

        "POOL BALANCE" as of the time of determination means the aggregate of the Principal Balances of the Contracts, exclusive of the Principal Balances of all Contracts that are not Outstanding at the end of the Collection Period ending immediately prior to such time of determination.

        "PREFERENCE CLAIM" shall have the meaning specified in Section 8.06.

        "PREFERENTIAL TRANSFER" shall have the meaning specified for the term "Preference" in the Insurance Agreement.

        ["PURCHASE AGREEMENT" means the Purchase Agreement dated as of June __, 1998 between Onyx as seller and Finco as purchaser.]

        "RATING AGENCY" means Moody's and Standard & Poor's.

        "RECOMPUTED YIELD" for any Rule of 78's Contract means the per annum rate determined as of the Cut-Off Date, such that the net present value of the remaining scheduled payments due on such Contract, discounted at such rate from the Due Date for each such scheduled payment to the Due Date for such Contract immediately preceding the Cut-Off Date, will equal the Outstanding Principal Balance.

        "RECORD DATE" means, with respect to a Class of Notes or the Certificates and any Distribution Date, the Business Day immediately preceding such Distribution Date or, if Definitive Securities are issued, the last day of the immediately preceding calendar month..

        "REGISTRAR OF TITLES" means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

        "REGULAR PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Collection Period: (i) collections received on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal as determined by the Servicer, including full and partial principal prepayments,
(ii) the Principal Balance of all Contracts (other than Purchased Contracts) that became Liquidated Contracts during the related Collection Period, (iii) the portion of the Purchase Amount allocable to principal of all Contracts that became Purchased Contracts as of the immediately preceding Record Date and (iv) the aggregate amount of Cram Down Losses incurred during the related Collection Period.

        "REPURCHASE AMOUNT" means the amount, as of the date of purchase or repurchase of any Contract, equal to the Scheduled Balance of such Contract as of the due Date in the Collection Period in which such purchase or repurchase occurs plus interest on such Contract through such Due Date, to the extent not previously collected.

        "REPURCHASED CONTRACT" means a Contract (i) purchased as of the Business Day prior to the respective related Servicer Report Date by the Servicer pursuant to Section 4.07 or (ii) repurchased by the Seller pursuant to Section 3.02.

        "RESPONSIBLE OFFICER" means any officer of the Indenture Trustee within the Corporate Trust Office including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of this Agreement, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

        "RULE OF 78'S CONTRACT"means a Contract as to which the portion of payments allocable to earned interest and principal thereunder is determined according to the "Rule of 78's." Under the "Rule of 78's," the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction, the denominator of which is equal to the sum of a series of numbers representing the total number of monthly payments due under the Contract and the numerator of which is the number of payments remaining before giving effect to the payment to which the fraction is being applied.

        "SCHEDULE OF CONTRACTS" means the list or lists of Contracts attached as Schedule A to this Agreement, which Contracts are being transferred to the Owner Trustee as part of the Trust Estate, together with supplemental data regarding the contracts calculated by Merrill Lynch & Co. and verified by the Servicer. The Schedule of Contracts attached hereto as Schedule A sets forth the Original Pool Balance, as well as the following information with respect to Contract in columns:

               Contract Number ("ACCT NBR")
               Date of Origination ("ORG DT")
               Maturity Date ("MAT DT")
               Monthly P&I ("P&I")
               Original Principal Balance ("ORIG AMT")
               Outstanding Principal Balance ("PRIN BAL")
               Annual Percentage Rate ("APR")


In addition, the information contained in Schedule A shall also be contained on a computer disk or tape (the "DISK") that shall be delivered by the Servicer to the Indenture Trustee not later than the 5th Business Day following the Closing Date. The Recomputed Yield and the Scheduled Balance of each Rule of 78's Contract for each Due Date after the Cut-Off Date, computed in accordance with the definition of Scheduled Balance set forth herein, as calculated by Merrill Lynch & Co. and verified by the Servicer, shall supplement Schedule A and shall be a part of the Schedule of Contracts and made available by the Servicer to the Trustee upon reasonable request.

        "SCHEDULED BALANCE"means, with respect to any Simple Interest Contract as of the Cut-Off Date, the amount set forth as the "Original Principal Balance" of such Contract on the Schedule of Contracts. "Scheduled Balance" means, with respect to any Simple Interest Contract for the Due Date or any other date in each month, the original principal balance of such Contract reduced by the portion of Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. "Scheduled Balance" means, with respect to any Rule of 78's Contract for the Due Date in each month and as of the Cut-Off Date, the amount set forth as the "Scheduled

Balance" of such Contract for the Due Date or the Cut-Off Date, as applicable, on the Schedule of Contracts. For a Rule of 78's Contract, the "Scheduled Balance" of such Contract as of the Cut-Off Date or for any date in each month shall be the present value as of the Cut-Off Date or other date of calculation for the applicable month (determined as provided below), of all payments of Monthly P&I on the Contract due after such month (or due during or after the first Collection Period in the case of a Scheduled Balance as of the Cut-Off
Date). Such present value as of the Cut-Off Date shall be determined by discounting, on a monthly basis, each such scheduled payment of Monthly P&I from the Due Date for such payment back to the Cut-Off Date, using the Recomputed Yield for such Contract as the discount rate. Such present value as of any date in each month shall be determined by discounting, on a monthly basis, each such scheduled payment of Monthly P&I from the Due Date for such payment back to the Due Date for such Contract in the Collection Period in which the date of calculation falls, using the Recomputed Yield for such Contract as the discount rate. The Scheduled Balance of a Rule of 78's Contract that becomes a Liquidated Contract or a Repurchased Contract shall be reduced to zero as of the close of business on the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract or a Repurchased Contract. The Scheduled Balance of a Simple Interest Contract that becomes a Liquidated Contract or a Repurchased Contract shall be reduced to zero as of the close of business on the date the Contract becomes a Liquidated Contract or is repurchased, as the case may be.

        "SECURITIES" means the Notes and the Certificates.

        "SECURITIES POLICY" means the financial guarantee insurance policy for the Securities, number _________ dated June ___, 1998 and issued by the Insurer to the Indenture Trustee, guaranteeing payment of any Securities Policy Claim Amount.

        "SECURITIES POLICY CLAIM AMOUNT" means, with respect to each Distribution Date, sum of:

        (a) the amount, if any, by (i) which the sum of (A) the Note Interest Distributable Amount for such Distribution Date and (B) if such Distribution Date is the Note Final Scheduled Distribution Date with respect to a Class of Notes, the outstanding principal amount of such Class of Notes as of such Distribution Date, exceeds (ii) the amount of Net Collections actually deposited in the Note Distribution Account on such Distribution Date in accordance with
Section 5.05; and

        (b) the amount, if any, by which the sum of (i) the Certificate Interest Distributable Amount for such Distribution Date and (ii) if such Distribution Date is the Certificate Final Scheduled Distribution Date, the Certificate Balance as of such Distribution Date exceeds the amount of Net Collections actually deposited in the Certificate Distribution Account on such Distribution Date in accordance with Section 5.05.

        "SECURITYHOLDERS" means the Holders of the Notes and the Certificates.

        "SELLER" means Onyx Acceptance Financial Corporation, in its capacity as the Seller of the Contracts under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 6.03.

        "SERVICER" means Onyx in its capacity as the servicer of the Contracts under Section 4.01, and, in each case upon succession in accordance herewith, each successor servicer in the same capacity pursuant to Section 4.01 and each successor servicer pursuant to Section 8.02.

        "SERVICER DEFAULT" means an event specified in Section 8.01.

        "SERVICER REPORT DATE" means, with respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

        "SERVICING FEE" means, as to any Distribution Date, the fee payable to the Servicer for services rendered during the Collection Period ending immediately prior to such Distribution Date, which shall equal with respect to each Outstanding Contract, the product of (A) one-twelfth of the Servicing Fee Percent and (B) the Scheduled Balance of such Contract as of the opening of business on the first day of such Collection Period; provided, however, that with respect to the first Distribution Date the aggregate of the Servicing Fees for all of the Contracts shall be the product of (A) one-twelfth of the Servicing Fee Percent and (B) the Original Pool Balance. As additional compensation, the Servicer will be entitled to any late fees and other administrative fees and expenses or similar charges collected with respect to the Contracts. The Servicer or its designee will also receive as servicing compensation all investment earnings on funds credited to the Collection Account and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract (calculated in accordance with the Rule of 78's method) that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract; provided, however, that the Servicer agrees that each amount payable to it in respect of a Full Prepayment on a Rule on 78's Contract that exceeds such Contract's Scheduled Balance shall be deposited in the Spread Account [and applied in accordance with the Insurance Agreement].

        "SERVICING FEE PERCENT" means 1.00% per annum.

        "SERVICING OFFICER" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer pursuant to Section 4.01, as such list may be amended or supplemented from time to time.

        "SIMPLE INTEREST CONTRACT" means a Contract as to which the portion of payments allocable to earned interest and principal thereunder is determined according to the Simple Interest Method. For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an Obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment will be made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

        "SIMPLE INTEREST METHOD" means the method for calculating interest on a Contract whereby interest due is calculated each day based on the actual principal balance of the Contract on that day.

        "SPREAD ACCOUNT" means the account [established and maintained as such pursuant to Section 5.01] / [so named and provided for in the Insurance Agreement].

        "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

        "SUCCESSOR CUSTODIAN" shall have the meaning set forth in Section 3.03.

        "TITLE DOCUMENT" means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered. For Financed Vehicles registered in the State of California, the Title Document may consist of electronic evidence of ownership on the Electronic Lien and Title system of the California Department of Motor Vehicles.

        "TRUST" means the Issuer.

        "TRUST ACCOUNT PROPERTY" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

        "TRUST ACCOUNTS" shall have the meaning specified in Section 5.01(a).

        "TRUST AGREEMENT" means the Trust Agreement, dated as of June __, 1998, by and between the Depositor, the Company, the Insurer and the Owner Trustee.

        "TRUST ESTATE" has the meaning set forth in Section 2.1 hereof. [Spread Account and Payahead Account]

        "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

        ["UNREIMBURSED INSURER AMOUNTS" means, on any date, the amount that is the sum of (i) all payments (if any) made under the Securities Policy for which the Insurer has not yet been reimbursed as of such date, plus (ii) all [Insurance Agreement Obligations] as of such date.]

        ["VEHICLE RECEIVABLES" shall have the meaning specified in Section 6.03(b)(ii).]

        Section 1.02. USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

        Section 1.03. SECTION REFERENCES. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

        Section 1.04. CALCULATIONS. Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and twelve 30-day months (or, in the case of the Class A-1 Notes, on the basis of a 360-day year and the actual number of days elapsed since the immediately preceding Distribution Date or June 1, 1998, in the case of the first Distribution Date) and will be carried out to at least three decimal places. Collections of interest on Rule of 78's Contracts shall be calculated as if such Contracts were actuarial contracts the scheduled principal balances of which are the Scheduled Balances thereof, and collections of interest on Simple Interest Contracts will be calculated in accordance with the terms thereof.

        Section 1.05. ACCOUNTING TERMS. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

                                   ARTICLE TWO

                             CONVEYANCE OF CONTRACTS

        Section 2.01.  CONVEYANCE OF CONTRACTS.

        (a) In consideration of the Issuer's delivery of the Notes and Certificates to or upon the order of the Seller of $__________, effective upon the Closing Date, the Seller hereby sells, grants, transfers, conveys and assigns to the Issuer, without recourse (except as expressly provided in Section
2.3 hereof), all of the right, title and interest of the Seller in, to and under the:

               (i) the Contracts listed in the Schedule of Contracts including, without limitation, all payments of Monthly P&I due on or after the Cut-Off Date, all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Contract relates received on or after the Cut-Off Date and all other proceeds received on or after the Cut-Off Date in respect of such Contracts and any and all security interests in the Financed Vehicles;

               (ii) the Contract Documents relating to the Contracts (except the Contract Documents for Contracts which have been the subject of a Full Prepayment received on or after the Cut-Off Date but no later than two Business Days prior to the Closing Date, in lieu of which the Seller shall have deposited in or credited to the Collection Account on or prior to the Closing Date an amount equal to such Full Prepayment);

               (iii) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding investment earnings thereon);

               (iv) the right of the Seller, as purchaser under the Purchase Agreement, to cause Onyx as seller thereunder to repurchase Contracts listed in the Schedule of Contracts under certain circumstances;

               (v) the security interest of the Seller in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual Obligors under each related Contract;

               (vi) the Seller's right to proceeds under the Blanket Insurance Policy; and

               (vii) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

        The foregoing items of property listed in this Section 2.1, [together with the Spread Account and the rights of the Indenture Trustee under the Securities Policy], are collectively referred to as the "TRUST ESTATE".

        It is the intention of the Seller and the Issuer that the assignment and transfer herein contemplated constitute (and shall be construed and treated for all purposes as) a true and complete sale of the Trust Estate (other than the Spread Account and the Securities Policy), conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Issuer. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes (and shall be construed and treated for all purposes) as a true and complete sale), the Seller hereby grants to the Issuer, for the benefit of the Securityholders, a first priority perfected security interest in all of the Seller's right, title and interest in the Trust Estate whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

        (b) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Trust Estate, including from the Seller all right, title and interest of the Seller in and to the Trust Estate, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery and in exchange therefor, the Issuer has pledged to the Indenture Trustee the Trust Estate and the Indenture Trustee, pursuant to the written instructions of the Issuer, has executed and caused to be authenticated and delivered the Notes to the Seller or its designee, upon the order of the Issuer. In addition, concurrently with such delivery and in exchange therefor, the Owner Trustee, pursuant to the instructions of the Seller, has executed (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and caused to be authenticated and delivered the Certificates to the Seller or its designee, upon the order of the Seller.

        (c) In connection with the sale of the Contracts pursuant to the Purchase Agreement, Onyx has filed with the office of the Secretary of State of the State of California UCC-1 financing statements naming Onyx as debtor, naming the Seller as secured party and including the Contracts in the description of the collateral. In connection with the sale of the Contracts pursuant to this Agreement, the Seller has filed or caused to be filed with the Secretary of State of the State of California UCC-1 financing statements naming the Seller as debtor, naming the Issuer as secured party and including the Contracts in the description of the collateral. In connection with the pledge of the Contracts pursuant to the Indenture, the Owner Trustee has filed with the offices of the Secretary of State of the States of California and Delaware UCC-1 financing statements naming the Owner Trustee as debtor and the Indenture Trustee, on behalf of the Noteholders, as secured party. the grant of a security interest to the Indenture Trustee and the rights of the Indenture Trustee int he Contracts shall be governed by the Indenture.

        The Seller shall have caused UCC-2 termination statements to have been filed with the office of Secretary of State of the State of California terminating any effective UCC-1 financing statements with respect to any outstanding security interests in the Contracts.

        (d) From time to time, the Servicer shall cause to be taken such actions as are necessary to continue the perfection of the respective interests of the Owner Trustee and the Indenture Trustee in the Contracts and to continue the first priority security interest of the Indenture Trustee in the Financed Vehicles and their proceeds (other than, as to such priority, any statutory lien arising by operation of law after the Closing Date which is prior to such interest), including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title.

        (e) If any change in the name, identity or corporate structure of the Seller or Onyx or the relocation of the chief executive office of either of them would make any financing or continuation statement or notice of lien filed under this Agreement or the other Basic Documents seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Indenture Trustee, the Owner Trustee the Securityholders [and the Insurer] in the Contracts, the related Financed Vehicles and the proceeds thereof. Promptly thereafter, the Servicer shall deliver to the Indenture Trustee, the Owner Trustee an Opinion of Counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary fully to preserve and protect the interests of the Indenture Trustee, the Owner Trustee, Securityholders and the Insurer in the Contracts, the related Financed Vehicles and the proceeds thereof have been filed, and reciting the details of such filings.

        (f) During the term of this Agreement, the Seller and Onyx shall each maintain its chief executive office in one of the states of the United States.

        (g) The Servicer shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Indenture Trustee's right, title and interest in and to the Contracts and in connection with maintaining the first priority security interest (subject to the security interest of the Insurer pursuant to the Insurance Agreement) in the Financed Vehicles and the proceeds thereof.

                                  ARTICLE THREE

                                  THE CONTRACTS

        Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby makes the following representations and warranties on which (i) the Issuer is deemed to have relied in acquiring the Contracts and (ii) the Insurer is deemed to have relied in issuing the Securities Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Contracts to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

        (a)    As to the Seller:

               (i) The Seller is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to originate or acquire and own the Contracts.

               (ii) The Seller is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

               (iii) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

               (iv) This Agreement constitutes (A) a valid sale, transfer, and assignment of the Contracts, enforceable against creditors of and purchasers from the Seller and (B) a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

               (v) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Certificate of Incorporation or Bylaws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of the properties of the Seller pursuant to the terms of any such indenture, agreement, or other instrument (other than pursuant to the Basic Documents to which the Seller is a party); nor violate any law or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

               (vi) to the Seller's best knowledge after due inquiry, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties:
        (A) asserting the invalidity of this Agreement, the Notes or the Certificates, (B) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Certificates, or (D) naming the Seller which might adversely affect the federal income tax attributes of the Notes or the Certificates.

        (b) As to each Contract (except as noted below as being applicable only to either Rule of 78' contracts or Simple Interest Contracts):

               (i) The information pertaining to such Contract set forth in the related Schedule of Contracts was true and correct in all material respects at the Closing Date and the calculations of the Scheduled Balances appearing in such Schedule of Contracts for each such Contract at the Cut-Off Date, and in the case of Rule of 78's Contracts at each Distribution Date thereafter prior to the related Maturity Date, have been performed in accordance with this Agreement and are accurate.

               (ii) As of the Closing Date, such Contract was secured by a valid and enforceable first priority security interest in favor of Onyx in the related Financed Vehicle, and such security interest has been duly perfected and is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for unpaid taxes or unpaid storage or repair charges which may arise after the Closing Date); such security interest had been assigned by Onyx to the Seller pursuant to the Purchase Agreement and, as of the Closing Date, has been assigned by the Seller to the Issuer pursuant to
        Section 2.01(a)(i) hereof.

               (iii) (A) If the related Financed Vehicle was originated in a state in which notation of a security interest on the Title Document (or in the electronic title records, in the case of the State of California) is required or permitted to perfect such security interest, the Title Document or the electronic title records for such Financed Vehicle shows, or, if a new or replacement Title Document is being applied for with respect to such Financed Vehicle, the Title Document will be received within 180 days of the Closing Date and will show, Onyx or a subsidiary of Onyx named as the original secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle, and (B) if the related Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show Onyx or a subsidiary of Onyx named as the original secured party under the related Contract, and in either case, the Trustee on behalf of the Trust has the same rights as such secured party has or would have (if such secured party were still the owner of such Contract) against all parties claiming an interest in such Financed Vehicle. With respect to each Contract for which the Title Document has not yet been returned from the Registrar of Titles (or evidenced in the electronic title records, in the case of the State of California), Onyx has written evidence that such Title Documents showing Onyx or a subsidiary of Onyx as first lienholder have been applied for.

               (iv) As of the Closing Date, the Seller had good and marketable title to and was the sole owner of each Contract to be transferred to the Issuer pursuant to Section 2.01 free of liens, claims, encumbrances and rights of others and, upon transfer of such Contract to the Issuer pursuant to Section 2.01, the Issuer will have good and marketable title to, will have a first priority perfected security interest in and will be the sole owner of such Contract free of liens, encumbrances and rights of others.

               (v) As of the Cut-Off Date, the most recent scheduled payment due on each such Contract had been made or was not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Contract were made by the related Obligors.

               (vi) As of the Closing Date, there is no lien against the related Financed Vehicle for delinquent taxes.

               (vii) As of the Closing Date, there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor(s) to pay the unpaid principal or interest due under such Contract; the operation of the terms of such Contract or the exercise of any right thereunder will not render such Contract unenforceable in whole or in part or subject such Contract to any right of rescission, offset, defense or counterclaim, and the Seller has no knowledge that such right of rescission, offset, defense or counterclaim has been asserted or threatened.

               (viii) As of the Closing Date, to the best of the Seller's knowledge, there are no liens or claims which have been filed, including liens for work, labor, material or storage affecting the related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Contract.

               (ix) Such Contract, and the sale of the Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including without limitation usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular; and the consummation of the transactions herein contemplated, including, without limitation, the transfer of ownership of the Contracts to the Issuer and the receipt of interest by the Certificateholders, will not violate any applicable federal, state or local law.

               (x) Such Contract is the legal, valid and binding obligation of the related Obligor(s) thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; each party to such Contract had full legal capacity to execute and deliver such Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; the terms of such Contract have not been waived, amended or modified in any respect, except by instruments that are part of the related Contract Documents, and no such waiver, amendment or modification has caused such Contract to fail to meet all of the representations, warranties and conditions, set forth herein with respect thereto.

               (xi) Such Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee thereof adequate for the practical realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally.

               (xii) As of the Closing Date, there was no default, breach, violation or event permitting acceleration existing under such Contract (except payment delinquencies permitted by subparagraph (v) above) and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract, and the Seller has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by subparagraph (v) above.

               (xiii) At the Closing Date each related Financed Vehicle will be covered by the Blanket Insurance Policy; each of Onyx and the Seller shall at all times comply with all of the provisions of such insurance policy applicable to it.

               (xiv) At the Closing Date, (a) such Contract will require that the related Obligor(s) obtain and maintain in effect for the related Financed Vehicle a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the related Obligor(s) under such Contract, (ii) naming Onyx or a subsidiary of Onyx as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and (b) the Servicer shall have put in place a vendor's single interest insurance policy providing coverage upon repossession of the related Financed Vehicle in an amount equal to the lesser of the actual cash value of such Financed Vehicle, the cost of repair or replacement for such Financed Vehicle and the unpaid balance of the related Contract. Each of Onyx and the Seller shall, and Onyx shall cause any subsidiary of Onyx which originated a Contract to, at all times comply with all of the provisions of such insurance policies applicable to it.

               (xv) Such Contract was either originated by a subsidiary of Onyx, purchased by a subsidiary of Onyx or acquired by Onyx from a Dealer with which it ordinarily does business, and no adverse selection procedures have been utilized in selecting such Contract from all other similar contracts purchased or originated by Onyx or any such subsidiary.

               (xvi) Payments under such Contract have been applied in accordance with the Rule of 78's or the Simple Interest Method, as provided in the applicable Contract, and are due monthly in substantially equal amounts through its Maturity Date sufficient to fully amortize the principal balance of such Contract by its Maturity Date.

               (xvii) There is only one original of such Contract and such original, together with all other related Contract Documents, is being held by the Indenture Trustee; provided, however, that upon the execution by the Indenture Trustee and the Servicer of a letter agreement revocably appointing the Servicer as agent of the Indenture Trustee to act as custodian of the Contract Documents in accordance with
        Section 3.03, such original Contracts together with all other Contract Documents may be held by the Servicer. Each original Contract has been segregated to show the Issuer as owner thereof, unless the Insurer has waived the requirement for such segregation by notice in writing to the Indenture Trustee and the Servicer.

               (xviii) As of the Closing Date, the Servicer has clearly marked its electronic records to indicate that such Contract is owned by the Issuer.

               (xix) At the Cut-Off Date, such Contract has a Maturity Date no later than ____________, 20__.

               (xx) At the date of origination of the Contract, the original principal balance of such Contract was not greater than the purchase price to the related Obligor(s) (including taxes, warranties, licenses and related charges) of the related Financed Vehicle.

               (xxi) As of the Cut-Off Date, the Seller has not received notice that any Obligor under such Contract has filed for bankruptcy.

               (xxii) The related Obligor(s) were located in either [California, Arizona, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Missouri, Montana, New Jersey, New York, Nevada, Oregon, Texas, Utah, Virginia or Washington] on the date of origination of such Contract.

               (xxiii) The yield (using the Recomputed Yield for Rule of 78's Contracts) on such Contract is at least equal to _____%.

               (xxiv) As of the Cut-Off Date, such Contract had an original maturity of not more than [72 months] and such Contract has a remaining maturity of [72 months] or less;

               (xxv) The first payment under such Contract is due on or before [July 15, 1998].

               (xxvi) As of the Cut-Off Date, such Contract has a remaining principal balance of at least [$500].

               (xxvii)As of the Cut-Off Date, such Contract is secured by a Financed Vehicle that has not been repossessed without reinstatement.

        (c) As to all of the Contracts:

               (i) The aggregate Outstanding Principal Balance payable by Obligors of the Contracts as of the Cut-Off Date equals the Original Pool Balance.

               (ii) As of the Cut-Off Date, approximately _____% of the Outstanding Principal Balance of all Contracts is attributable to loans to purchase new Financed Vehicles, and approximately _____% of the Outstanding Principal Balance of all Contracts is attributable to loans to purchase used Financed Vehicles.

        (d) None of the foregoing representations and warranties shall be construed as, and the Seller is specifically not making, any representations and warranties regarding the collectibility of the Contracts or the future performance of the Contracts.

        (e) The Seller has not prepared any financial statement which accounts for the transfer of the Trust Estate (other than the Securities Policy and the Spread Account) hereunder to the Issuer in any manner other than as a sale of the Trust Estate (other than the Securities Policy and the Spread Account) by it to the Issuer,. and the Seller has not in any other respect (including, but not limited to, for accounting and tax reporting purposes) accounted for or treated the transfer of the Trust Estate (other than the Securities Policy and the Spread Account ) hereunder in any manner other than as a sale and absolute assignment to the Issuer of the Seller's full right, title and ownership interest in the Trust Estate (other than the Securities Policy and the Spread Account) to the Issuer.

        Section 3.02. REPURCHASE OF CERTAIN CONTRACTS.

        The representations and warranties of the Seller set forth in Section
3.01 shall survive delivery of the Contract Documents to the Owner Trustee and shall continue until the termination of this Agreement. Upon discovery by the Seller, the Servicer, the Insurer or a Responsible Officer of the Owner Trustee that any of such representations and warranties was incorrect or that any of such conditions was unsatisfied as of the time made or that any of the Contract Documents relating to any such Contract has not been properly executed by the Obligor or contains a material defect or has not been received by the Owner Trustee (or the Servicer in its capacity as custodian of the Owner Trustee pursuant to Section 3.03), such Person making such discovery shall give prompt notice to the other such Persons. If any such defect, incorrectness or omission materially and adversely affects the interest of the Noteholders, the Certificateholders, the Indenture Trustee, the Owner Trustee, the Issuer or the Insurer, the Seller shall cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty was incorrect as of the time made; provided that if the Seller is unable to do so by the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware of or receives written notice from the Servicer, the Insurer or the Owner Trustee of such defect, incorrectness or omission, it shall repurchase such Contract on the last day of the applicable Collection Period from the Issuer at the Repurchase Amount in the manner set forth in Section
5.04. Upon any such purchase, the Owner Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller any Contract purchased hereunder. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders with respect to a breach of the Seller's representations and warranties pursuant to Section 3.01 shall be to require the Seller to repurchase Contracts pursuant to this Section; provided, however, that the Seller shall indemnify the Owner Trustee, the Indenture Trustee, the Insurer, the Issuer and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

        Section 3.03.  CUSTODY OF CONTRACT FILES.

        (a) Duties of Custodian. The Owner Trustee, and any Custodian appointed pursuant to Section 3.03(b), while acting as Custodian shall:

               (i) segregate and maintain continuous custody of the Contract Documents in secure and fireproof facilities in accordance with customary standards for such custody.

               (ii) with respect to the Contract Documents, (A) act exclusively as the Custodian for the benefit of the Securityholders and for the Insurer and (B) hold all Contract Documents for the exclusive use (notwithstanding Sections 3.03(a)(iii) and 3.03(a)(iv) below) and for the benefit of the Securityholders and the Insurer.

               (iii) to the extent the Servicer directs the Custodian in writing, deliver certain specified Contract Documents to the Servicer to enable the Servicer to service the Contracts pursuant to this Agreement. At such time as the Servicer returns such Contract Documents to the Custodian, the Servicer shall provide written notice of such return to the Custodian. The Custodian shall acknowledge receipt of the returned materials by signing the Servicer's notice and shall promptly send copies of such acknowledgment or receipt to the Servicer.

               (iv) upon reasonable prior written notice, permit the Servicer and the Insurer to examine the Contract Documents in the possession, or under the control, of the Custodian.

               (v) at its own expense, maintain at all times while acting as Custodian, and keep in full force and effect (A) fidelity insurance, (B) theft of documents insurance, (C) fire insurance, and (d) forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by banks that act as custodian in similar transactions.

        (b) Appointment of Custodian. As of the Closing Date, the Owner Trustee shall be the Custodian of the Contract Files; provided, however, that upon the execution by the Owner Trustee of a letter agreement with the consent of the Insurer (such consent not to be unreasonably withheld) substantially in the form of Exhibit A attached hereto (the "APPOINTMENT OF CUSTODIAN"), revocably appointing the Servicer or such other entity acceptable to the Insurer as agent of the Owner Trustee to act as Custodian (the "SUCCESSOR CUSTODIAN") of the Contract Documents, such Successor Custodian shall be so appointed and shall from the effective date of such Appointment of Custodian retain custody of the Contract Documents and any and all other documents relating to a Contract or the related Obligor or Financed Vehicle. As of the effective date of such Appointment of Custodian, the Contract Documents and any and all other documents relating to a Contract or the related Obligor or Financed Vehicle will be delivered to the Successor Custodian in its capacity as agent of the Owner Trustee acting as Custodian.

        If the Servicer is appointed Successor Custodian as of the date specified in the Appointment of Custodian, the Servicer shall maintain the Contract Documents held by it in a file area physically separate from the other installment sales contracts owned or serviced by it or any of its Affiliates, which area shall be clearly marked to indicate the Issuer as the owner of, and the holder of the security interest in, the Contract Documents; except that if the Insurer has waived the requirement for such segregation by notice in writing to the Owner Trustee and the Servicer, such file area may contain contract documents for other installment sales contracts serviced by the Servicer.

        Section 3.04.  DUTIES OF SERVICER RELATING TO THE CONTRACTS

        (a) Safekeeping. The Servicer, in its capacity as servicer, shall hold the Contract Files on behalf of the Owner Trustee, the Indenture Trustee and the Insurer for the use and benefit of all present and future Securityholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Contract File as shall enable the Issuer to comply with this Agreement. In performing its duties as servicer, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the files relating to all comparable automobile contracts that the Servicer owns or services for itself or others. The Servicer shall (i) conduct, or cause to be conducted, periodic physical inspections of the Contract Files (other than the Contract Documents, unless the Servicer is acting as Custodian) held by it under this Agreement and of the related accounts, records and computer systems; (ii) maintain the Contract Files in such a manner as shall enable the Owner Trustee, the Indenture Trustee and the Insurer to verify the accuracy of the Servicer's record keeping; (iii) promptly report to the Owner Trustee, the Indenture Trustee and the Insurer any failure on its part to hold the Contract Files (other than the Contract Documents, unless the Servicer is acting as Custodian) and maintain its accounts, records and computer systems as herein provided and (iv) promptly take appropriate action to remedy any such failure.

        (b) Maintenance of and Access to Records. The Servicer shall maintain each Contract File (other than the Contract Documents, unless the Servicer is acting as Custodian) at the address of the Servicer set forth in Section ___, or at such other location as shall be specified to the Owner Trustee, the Indenture Trustee and the Insurer by 30 days' prior written notice. The Servicer shall permit the Owner Trustee, the Indenture Trustee and the Insurer or their respective duly authorized representatives, attorneys or auditors to inspect the Contract Files and the related accounts, records and computer systems maintained by the Servicer at such times as such Persons may request.

        (c) Release of Documents. If the Servicer is acting as Custodian pursuant to Section 3.03, upon instruction from the Indenture Trustee (a copy of which shall be furnished to the Owner Trustee and the Insurer), the Servicer shall release any document in the Contract Files to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

        (d) Monthly Reports. On the Servicer Report Date of each month, commencing with the month next succeeding the month of the Closing Date, the Servicer shall deliver to the Indenture Trustee and the Owner Trustee a certificate of a Servicing Officer stating (i) the Contract Number and outstanding principal balance of each Contract that has become a Liquidated Contract since the Business Day immediately preceding the date of the last certificate delivered pursuant to this subsection (or since the Closing Date in the case of the first such certificate); (ii) that, if such Contract has been the subject of a Full Prepayment pursuant to clause (a) of the definition of the term

"Full Prepayment" or is a Liquidated Contract pursuant to clause (iii) of the definition of the term "Liquidated Contract," all proceeds received in respect thereof have been deposited in or credited to the Collection Account in accordance with Section 5.02; (iv) that, if such Contract has been the subject of a Full Prepayment pursuant to clause (b) of the definition of the term "Full Prepayment," the correct Repurchase Amount has been deposited in or credited to the Collection Account in accordance with Section 4.07 or 5.04; (v) that, if such Contract is a Liquidated Contract pursuant to clause (ii) of the definition of the term "Liquidated Contract," there have been deposited in or credited to the Collection Account the related Net Liquidation Proceeds in accordance with
Section 5.02; and (v) that the Owner Trustee is authorized to release such Contract and the related Contract Documents as provided herein.

        (e) Schedule of Title Documents. The Servicer shall deliver to the Indenture Trustee, the Owner Trustee and the Insurer (i) within 60 days of the Closing Date, a schedule of Title Documents for Financed Vehicles which, as of the Closing Date, did not show Onyx or a subsidiary of Onyx as first lienholder and (ii) within 180 days of the Closing Date, as to the Contracts, a schedule of Title Documents for Financed Vehicles which, as of the date prior to such delivery, do not show Onyx or a subsidiary of Onyx as first lienholder and as to which the Seller is obligated to repurchase pursuant to the provisions hereof.

        (f) Electronic Marking of Contracts; Possession. The Servicer shall cause the electronic record of the Contracts maintained by it to be clearly marked to indicate that the Contracts have been sold to the Issuer and shall not in any way assert or claim an ownership interest in the Contracts. It is intended that pursuant to the applicable provisions of Sections 3.03 and 3.04 hereof and the Appointment of Custodian, the Owner Trustee on behalf of the Issuer shall be deemed to have possession of the Contract Documents for purposes of Section 9-305 of the UCC of the state in which the Contract Documents are located.

        Section 3.05. INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions (a copy of which shall be furnished to the Owner Trustee and the Insurer) with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

        Section 3.06. INDEMNIFICATION. Subject to Section 8.02, the Servicer shall indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Insurer and the Securityholders for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever (including the reasonable fees and expenses of counsel) that may be imposed on, incurred by or asserted against the Issuer, the Owner Trustee, the Indenture Trustee, the Insurer, or the Securityholders as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer of the Contract Files, or the failure of the Servicer to perform its duties and service the Contracts in compliance with the terms of this Agreement; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee. The Servicer shall also indemnify and hold harmless the Issuer, the Trust Estate and the Securityholders against any taxes that may be asserted at any time against any of them with respect to the Contracts, including any sales, gross receipts, general corporation, personal property, privilege or license taxes (but exclusive of federal or other income taxes arising out of payments on the Contracts) and the costs and expenses in defending against such taxes. The Servicer shall (i) immediately notify the Owner Trustee and the Indenture Trustee if a claim is made by a third party with respect to the Contracts, (ii) assume, with the consent of the Owner Trustee and the Indenture Trustee, the defense of any such claim, (iii) pay all expenses in connection therewith, including counsel fees, and (iv) promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Owner Trustee or the Issuer.

        Section 3.07. EFFECTIVE PERIOD AND TERMINATION. The Owner Trustee's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until the earlier of (the execution of the Appointment of Custodian, (ii) the removal of the Owner Trustee pursuant to Section ____ or the Final Scheduled Distribution Date. If Onyx shall resign as Servicer in accordance with the terms of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated pursuant to Section 8.01, the appointment of the Servicer as Custodian may be terminated by the Indenture Trustee, by the Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Notes, by the Owner Trustee, by Certificateholders evidencing not less than 51% of the Certificate Balance, or by the Insurer, in the same manner as the Indenture Trustee, the Owner Trustee, the Insurer, or such Holders may terminate the rights and obligations of the Servicer pursuant to Section 8.01 (but no occurrence of a Servicer Default shall be a precondition to termination). As soon as practicable after any termination of such appointment, the Custodian shall, at its own expense, deliver or cause the delivery of the Contract Files to the Owner Trustee or its agent at such place or places as the Owner Trustee may reasonably designate and shall cooperate in good faith to effect such delivery. [The foregoing notwithstanding, if the Servicer is acting as Custodian, the Servicer shall, at the request of the Insurer, redeliver the Contract Documents to the Owner Trustee in the event that such redelivery is required by any Rating Agency to consider the Securities investment grade without consideration of the Securities Policy.

        Section 3.08.  NONPETITION COVENANT.

        (a) Neither the Seller nor the Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

        (b) The Servicer shall not, nor cause the Seller to, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

        Section 3.09. COLLECTING TITLE DOCUMENTS NOT DELIVERED AT THE CLOSING DATE. In the case of any Contract in respect of which, in place of a Title Document, the Owner Trustee received on the Closing Date written evidence from the Dealer selling the related Financed Vehicle, or from Onyx, that the Title Document for such Financed Vehicle showing Onyx or a subsidiary of Onyx as first lienholder has been applied for from the Registrar of Titles, the Servicer shall use its best efforts to collect (or in the case of California, to obtain evidence in the electronic title records of) such Title Document from the Registrar of Titles as promptly as possible. If such Title Document showing Onyx or a subsidiary of Onyx as first lienholder is not received by the Servicer (or in the case of the State of California, verified by the Servicer in the electronic title records) within 180 days after the Closing Date with respect to the Contracts, then the representation and warranty in Section 3.01(b)(iii) as to such Contracts in respect of such Contract shall be deemed to have been incorrect in a manner that materially and adversely affects the Certificateholders, and the Seller shall be obligated to repurchase such Contract in accordance with Section 3.02.

                                  ARTICLE FOUR

                    ADMINISTRATION AND SERVICING OF CONTRACTS

        Section 4.01. DUTIES OF SERVICER. The Servicer shall manage, service, administer, and make collections on the Contracts. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with reasonable care and, to the extent more exacting, the procedures used by the Servicer in respect of such contracts serviced by it for its own account; provided, however, that, subject to Section 4.02 as to extensions, the Servicer shall not release or waive the right to collect the unpaid balance of any Contract. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee, the Owner Trustee and the Insurer with respect to distributions and the preparation of U.S. Grantor Trust Tax Returns (Form 1041) for the Owner Trustee to sign and file on an annual basis, based on a tax year for the Issuer that is the calendar year and any other tax forms required by any federal, state or local tax authority including with respect to original issue discount, if any. The Servicer shall have, subject to the terms hereof, full power and authority, acting alone, and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such managing, servicing, administration, and collection that it may deem necessary or desirable; provided, however, that the Servicer shall commence repossession efforts in respect of any Financed Vehicle any payment on the related Contract of which is four or more months delinquent. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Servicer is authorized and empowered by the Indenture Trustee and the Owner Trustee to execute and deliver, on behalf of itself, the Issuer, the Insurer, the Noteholders, the Certificateholders, the Indenture Trustee, the Owner Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or to the Financed Vehicles. The Owner Trustee shall furnish the Servicer any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer may engage agents and subservicers to fulfill its duties hereunder; provided, however, that the Servicer shall remain at all times personally liable for the acts (and failures to act) of such agents and subservicers.

        On or prior to the Closing Date, the Servicer shall deliver to the Insurer the Indenture Trustee and the Owner Trustee a list of Servicing Officers of the Servicer involved in, or responsible for, the administration and servicing of the Contracts, which list shall from time to time be updated by the Servicer on request of the Owner Trustee, the Indenture Trustee or the Insurer.

        On the Closing Date, the Servicer shall deposit in the Collection Account (i) all installments of Monthly P&I due on or after the Cut-Off Date and received by the Servicer at least two Business Days prior to the Closing Date;
(ii) the proceeds of each Full Prepayment of any Contract and all partial prepayments on Simple Interest Contracts received by the Servicer on or after the Cut-Off Date and at least two Business Days prior to the Closing Date; and
(iii) all Net Liquidation Proceeds and Net Insurance Proceeds received with respect to a Financed Vehicle to which a Contract relates received on or after the Cut-Off Date and at least two Business Days prior to the Closing Date.

        Subject to Section _____ respecting deposits in the Payahead Account, the Servicer shall deposit in or credit to the Collection Account within two Business Days of receipt all collections of Monthly P&I due on or after the Cut-Off Date received by it on the Contracts together with the proceeds of all Full Prepayments on all Contracts and all partial prepayments on Simple Interest Contracts, and any accompanying interest. The Servicer shall likewise deposit in the Collection Account within two Business Days of receipt all Net Liquidation Proceeds and Net Insurance Proceeds. As of the last day of each Collection Period, all amounts received in each Collection Period shall be applied by the Servicer with respect to each Contract, first, to the Servicer as additional servicing compensation any amounts due for late fees, extension fees or similar charges, second to the payment of Monthly P&I, and third, in the case of partial prepayments on Rule of 78's Contracts, to the Payahead Account. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood that collections in the nature of late payment charges or extension fees may, but need not be deposited in the Collection Account and may be retained by the Servicer as additional servicing compensation.

        With respect to payments of Monthly P&I made by Obligors to the Servicer's lock box, the Servicer shall direct the Person maintaining the lock box to deposit the amount collected on the Contracts within one Business Day to the Clearing Account. Such amounts shall be withdrawn from the Clearing Account and deposited in the Collection Account no later than the next following Business Day.

        In order to facilitate the servicing of the Contracts by the Servicer, the Servicer shall retain, subject to and only to the extent permitted by the provisions of this Agreement, all collections on the

Contracts prior to the time they are remitted or credited, in accordance with such provisions, to the Collection Account or the Payahead Account, as the case may be. The Servicer acknowledges that the unremitted collections on the Contracts are part of the Trust Estate and the Servicer agrees to act as custodian and bailee of the Indenture Trustee, the Owner Trustee and the Insurer in holding such monies and collections. The Servicer agrees, for the benefit of the Indenture Trustee, the Owner Trustee, the Securityholders and the Insurer, to act as such custodian and bailee, and to hold and deal with such monies and such collections, as custodian and bailee for the Indenture Trustee, the Owner Trustee and the Insurer, in accordance with the provisions of this Agreement.

        The Servicer shall retain all data (including, without limitation, computerized title records) relating directly to or maintained in connection with the servicing of the Contracts at the address of the Servicer set forth in Section _____ or, upon 15 days' notice to the Insurer the Indenture Trustee and the Owner Trustee, at such other place where the servicing offices of the Servicer are located, and shall give the Indenture Trustee, the Owner Trustee and the Insurer access to all data (including, without limitation, computerized title records) at all reasonable times, and, while a Servicer Default shall be continuing, the Servicer shall, on demand of the Indenture Trustee, the Owner Trustee or the Insurer deliver or cause to be delivered to the Indenture Trustee, the Owner Trustee or the Insurer, as the case may be, all data (including, without limitation, computerized title records and, to the extent transferable, related operating software) necessary for the servicing of the Contracts and all monies collected by it and required to be deposited in or credited to the Collection Account or the Payahead Account, as the case may be.

        Section 4.02 COLLECTION OF CONTRACT PAYMENTS. The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and shall use its best efforts to cause each Obligor to make all payments in respect of his or her Contract to the Servicer. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charges in connection with delinquent payments on a Contract or prepayment charges and (ii) in order to work out a default or an impending default due to the financial condition of an Obligor, grant up to three extensions of the Due Date of any payment for periods of 30 days or less, such that the Maturity Date of no Contract shall, under any circumstances, extend more than 90 days past the originally scheduled date of the last payment on such Contract and in no event beyond the Final Distribution Date. The Servicer shall not extend the Maturity Date of a Contract except as provided in clause (ii) of the preceding sentence. Except as explicitly permitted by this paragraph, the Servicer shall not change any material term of a Contract, including but not limited to the interest rate, the payment amounts or due dates, or the property securing such Contract.

        Section 4.03 REALIZATION UPON CONTRACTS. The Servicer shall use its best efforts, consistent with the servicing standard specified in Section 4.01, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Contract as to which no satisfactory arrangements can be made for collection of delinquent payments. Such servicing procedures may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual for prudent holders of retail installment sales contracts and as shall be in compliance with all applicable laws, and, in connection with the repossession of any Financed Vehicle or any contract in default, may commence and prosecute any proceedings in respect of such Contract in its own name or, if the Servicer deems it necessary, in the name of the Owner Trustee or on behalf of the Owner Trustee. The Servicer's obligations under this Section are subject to the provision that, in the case of damage to a Financed Vehicle from an uninsured cause, the Servicer shall not be required to expend its own funds in repairing such motor vehicle unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the related Contract, after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either as Liquidation Expenses or as expenses recoverable under an applicable insurance policy. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a Defaulted Contract; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. All Net Liquidation Proceeds and Net Insurance Proceeds shall be deposited directly in or credited to the Collection Account (without deposit in any intervening account) to the extent required by Section ____.

        Section 4.04 INSURANCE. The Servicer shall cause to be maintained the Blanket Insurance Policy with the Owner Trustee as the named payee thereunder with respect to the Contracts.

        Section 4.05 MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer shall take such steps as are necessary to maintain continuous perfection and priority of the security interest created by each Contract in the related Financed Vehicle, including but not limited to, obtaining the execution by the related Obligor and the recording, registering, filing, re-recording, re-registering, and refiling of all security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interest granted by such Obligor under each respective Contract. The Owner Trustee and the Indenture Trustee each hereby authorize the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title (or, if applicable, in the case of the State of California, the electronic title record), or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Issuer a perfected security interest in the related Financed Vehicle, Onyx hereby agrees that the identification of Onyx or a subsidiary of Onyx as the secured party on the certificate of title (or, if applicable, in the case of the State of California, the electronic title record) is deemed to be in its capacity as agent of the Issuer and further agrees to hold such certificate of title (or, if applicable, in the case of the State of California, the electronic title record) as the Owner Trustee's agent and custodian; provided that, except as provided in Section 8.01, neither the Servicer nor Onyx shall make, nor shall the Owner Trustee or Securityholders have the right to require that the Servicer or Onyx make, any such notation on the related Financed Vehicles' certificate of title (or, if applicable, in the case of the State of California, the electronic title record) or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

        Section 4.06 COVENANTS, REPRESENTATIONS AND WARRANTIES OF SERVICER. The Servicer hereby makes the following covenants, representations and warranties on which (i) the Issuer is deemed to have relied in acquiring the Contracts and
(ii) the Insurer is deemed to have relied in issuing the Securities Policy. Such covenants, representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Contracts to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

        (a)    The Servicer covenants as to the Contracts:

               (i) The Financed Vehicle securing each Contract shall not be released from the lien granted by the Contract in whole or in part, except as contemplated herein.

               (ii) The Servicer shall not impair the rights of the Securityholders in the Contracts.

               (iii) The Servicer shall not increase the number of payments under a Contract, nor increase the amount financed under a Contract, nor extend or forgive payments on a Contract, except as provided in Section 4.02.

               (iv) The Servicer may consent to the sale or transfer by an Obligor of any Financed Vehicle if the original Obligor under the related Contract remains liable under such Contract and the transferee assumes all of the Obligor's obligations thereunder and upon doing so the credit profile with respect to such Obligor will not be changed from adequate to speculative by virtue of the addition of the transferee's obligation thereunder.

        (b) The Servicer represents and warrants as of the Closing Date:

               (i) The Servicer (1) has been duly organized, is validly existing and in good standing as a corporation organized and existing under the laws of the State of Delaware, (2) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (3) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement.

               (ii) The execution and delivery by the Servicer of this Agreement are within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the Certificate of Incorporation or Bylaws of the

        Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

               (iii) Other than consents that have been obtained prior to the Closing Date, the Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

               (iv) This Agreement has been duly executed and delivered by the Servicer and, assuming the due authorization, execution and delivery thereof by the Owner Trustee and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally).

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against or affecting the Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Servicer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Servicer's ability to perform its obligations under this Agreement. The Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the above-mentioned documents.

               (vi) The Servicer has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated.

        Section 4.07 PURCHASE OF CONTRACTS UPON BREACH OF COVENANT. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee and the Insurer promptly, in writing, upon the discovery of any breach of the representation and warranties set forth in Section 4.06 or of the covenants set forth in Section 4.05. Unless the breach shall have been cured within 30 days following such discovery or receipt of notice of such breach, the Servicer shall purchase any Contract materially and adversely affected by such breach from the Issuer. As consideration for the Contract, the Servicer shall remit the Repurchase Amount on the Business Day preceding the Servicer Report Date next succeeding the end of such 30-day cure period in the manner specified in Section
5.04. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, or the Securityholders with respect to a breach pursuant to Section 4.02, 4.05 (other than as specified


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

therein) or 4.06 shall be to require the Servicer to purchase Contracts pursuant to this Section 4.07; provided, however, that the Servicer shall indemnify the Owner Trustee, the Indenture Trustee, the Insurer, the Issuer and the Securityholders against all costs, expenses, losses damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

        Any successor Servicer appointed pursuant to Section 8.02 shall not be obligated to purchase Contracts pursuant to this Section 4.07 with respect to any breaches by any prior Servicer.

        Section 4.08 SERVICING COMPENSATION. As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section, the Servicer shall be entitled to receive on each Distribution Date the Servicing Fee in respect of each Contract that was Outstanding at the beginning of the Collection Period ending immediately prior to such Distribution Date; provided, however, that with respect to the first Distribution Date the Servicer will be entitled to receive the Servicing Fee in respect of each Outstanding Contract as of the Cut-Off Date. As servicing compensation in addition to the Servicing Fee, the Servicer shall be entitled (i) to retain all late payment charges, extension fees and similar items paid in respect of Contracts, (ii) to receive, in respect of each Rule of 78's Contract that is prepaid in full prior to its Maturity Date, the amount by which the outstanding principal balance of such Contract (determined in accordance with the Rule of 78's method) exceeds the Scheduled Balance of such Contract at the time of such prepayment and (iii) to receive all investment earnings on funds credited to the Collection Account and the Payahead Account; provided, however, that the Servicer agrees that each amount payable to it pursuant to clause (ii) of this Section shall be deposited in the Spread Account and applied in accordance with the Insurance Agreement. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement of such expenses except to the extent provided in Section 4.03.

        Section 4.09 REPORTING BY THE SERVICER.

        (a) No later than 3:00 p.m. New York City time on each Servicer Report Date, the Servicer shall transmit to the Owner Trustee, the Indenture Trustee and the Insurer a statement (the "DISTRIBUTION DATE STATEMENT") setting forth with respect to the next succeeding Distribution Date:

               (i) the Certificate Interest Distributable Amount and the Note Interest Distributable Amount for such Distribution Date;

               (ii) the Certificate Principal Distributable Amount and the Note Principal Distributable Amount for such Distribution Date and the portion thereof constituting the Accelerated Principal Distributable Amount;

               (iii) the Net Collections, the Note Percentage and the Certificate Percentage for such Distribution Date;

               (iv) the amount otherwise distributable to each Class of Noteholders and the Certificateholders that will be distributed to a different Class of Noteholders on such Distribution Date;

               (v) the amount to be on deposit in the Spread Account on such Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Distribution Date;

               (vi) the Servicing Fee with respect to the related Collection Period;

               (vii) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, Certificate Interest Carryover Shortfall and Certificate Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

               (viii) the aggregate amount of Monthly P&I which was due on the Contracts during the related Collection Period and was delinquent as of the end of the related Collection Period (any such payment of Monthly P&I being presumed to be delinquent to the extent that it was not deposited in or credited to the Collection Account during such Collection Period);

               (ix) the Aggregate Net Liquidation Losses for the related Collection Period;

               (x) the Delinquency Percentage [and the Charge-Off Percentage] for the most recent Calculation Day;

               (xi) the amount of Contracts which have had their APR or principal amount modified pursuant to Section 4.01 and the percentage that amount constitutes of the Original Principal Balance on a cumulative basis; in addition the aggregate Scheduled Balance of Contracts so modified as a percentage of the Pool Balance for the most recent Distribution Date; and

               (xii) the Securities Policy Claim Amount, if any, for such Distribution Date, separately setting forth the amount thereof payable in respect of the Certificates and in respect of each Class of Notes;

Each such Distribution Date Statement shall be accompanied by an Officers' Certificate of the Servicer, which Officers' Certificate shall state that the computations reflected in such statement were made in conformity with the requirements of this Agreement.

        (b) On each Servicer Report Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Insurer a report, in respect of the immediately preceding Collection Period, setting forth the following:

               (i) the aggregate amount, if any, paid by or due from it for the purchases of Contracts which the Seller or the Servicer has become obligated to repurchase or purchase pursuant to Sections 3.02 or 4.07;

               (ii) the net amount of funds which have been deposited in or credited to the Collection Account or the Payahead Account in respect of such Collection Period (including amounts, if any, collected during the next preceding Collection Period and deposited in the Payahead Account pursuant to Section 5.02) after giving effect to all permitted deductions therefrom pursuant to Section 5.02;

               (iii) with respect to each Contract that became a Liquidated Contract during the Collection Period, the following information:

                      (A) its Contract Number;

                      (B) the effective date as of which such Contract became a
               Liquidated Contract;

                      (C) its Monthly P&I and Scheduled Balance as of the close
               of business on the last day of the preceding Collection Period (or as of the Closing Date in the case of the first Distribution
               Date); and

                      (D) if less than 100% of the outstanding principal balance of and accrued and unpaid interest was recovered on such Liquidated Contract, the amount of the Net Liquidation Proceeds or Net Insurance Proceeds;

               (iv) with respect to each Contract which was the subject of a Full Prepayment during such Collection Period, the following information:

                      (A) its Contract Number; and

                      (B) the date of such Full Prepayment;

               (v) the Contract Numbers, Monthly P&I, Scheduled Balances and Maturity Dates of all Contracts which became Defaulted Contracts during such Collection Period;

               (vi) any other information relating to the Contracts reasonably requested by the Owner Trustee, the Indenture Trustee or the Insurer; and

               (vii) the amount of Net Liquidation Proceeds and Net Insurance Proceeds which have been deposited in or credited to the Collection Account in respect of the Collection Period ending immediately prior to such Servicer Report Date and the cumulative amount


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

        of Net Liquidation Proceeds and Net Insurance Proceeds deposited in or credited to the Collection Account during the preceding Collection Periods.

        Section 4.10  ANNUAL STATEMENT AS TO COMPLIANCE.

        (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Insurer, on or before March 15, 1999 and on or before March 15 of each fiscal year thereafter, an Officers' Certificate of the Servicer stating that (i) a review of the activities of the Servicer during the preceding fiscal year (since the Closing Date in the case of the first of such Officers' Certificates required to be delivered) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year and that no default under this Agreement has occurred and is continuing, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

        (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01.

        Section 4.11 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S REPORT. On or before March 15, 1999 and on or before March 15 of each fiscal year thereafter, the Servicer at its expense shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer) to furnish a report to the Owner Trustee, the Indenture Trustee and the Insurer to the effect that (i) they have audited the balance sheet of the Servicer as of the last day of said fiscal year and the related statements of operations, retained earnings and cash flows for such fiscal year and have issued an opinion thereon, specifying the date thereof,
(ii) they have also audited the reports delivered by the Servicer pursuant to
Section 4.09(b) and certain other documents and the records relating to the servicing of the Contracts and the distributions on the Notes and Certificates under this Agreement, (iii) their audit as described under clauses (i) and (ii) above was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances, and (iv) their audits described under clauses (i) and (ii) above disclosed no exceptions which, in their opinion, were material, relating to the servicing of such Contracts in accordance with this Agreement and the making of distributions on the Notes and Certificates in accordance with this Agreement, or, if any such exceptions were disclosed thereby, setting forth those exceptions which, in their opinion, were material.

        Section 4.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING CONTRACTS. If the Servicer is acting as Custodian, the Servicer shall provide to the Securityholders, the Owner Trustee, the Indenture Trustee and the Insurer reasonable access to the Contract Files. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at designated offices of the Servicer. Nothing in this Section shall affect the


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

obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

        Section 4.13 FIDELITY BOND. The Servicer shall maintain a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of mortgage loans or consumer contracts on behalf of institutional investors.

        Section 4.14 INDEMNIFICATION; THIRD PARTY CLAIMS. Subject to Section 8.02, the Servicer agrees to indemnify and hold the Owner Trustee, the Indenture Trustee and the Securityholders harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any reasonable other costs, fees and expenses that the Owner Trustee, the Indenture Trustee of the Securityholders may sustain because of the failure of the Servicer to perform its duties and service the Contracts in compliance with the terms of this Agreement. The Servicer shall (i) immediately notify the Owner Trustee and the Indenture Trustee if a claim is made by a third party with respect to the Contracts, (ii) assume, with the consent of the Owner Trustee and the Indenture Trustee, the defense of any such claim, (iii) pay all expenses in connection therewith, including counsel fees, and (iv) promptly pay, discharge and satisfy any judgment or decree which may be entered with respect to such claim against the Servicer, the Owner Trustee, the Indenture Trustee, or the Securityholders.

        Section 4.15  REPORTS TO CERTIFICATEHOLDERS AND THE RATING AGENCIES.

        (a) The [Indenture] Trustee at its own expense shall provide to each Securityholder a copy of each Distribution Date Statement described in Section 4.09(a) concurrently with the delivery of the statement described in Section [5.05] below.

        (b) The [Indenture] Trustee shall provide to any Securityholder who so requests in writing (addressed to the Corporate Trust Office of the [Indenture] Trustee) a copy of the annual audit statement described in Section 4.10, or the annual audit report described in Section 4.11. The [Indenture] Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the [Indenture] Trustee's complying with such request.

        (c) The [Indenture] Trustee shall forward to the Rating Agencies and the Insurer the statement to Securityholders described in Section [5.05] and any other reports it may receive pursuant to this Agreement to (i) Standard & Poor's Ratings Services, Asset-Backed Surveillance Group, 26 Broadway, Fifteenth Floor, New York, New York 10004, (ii) Moody's Investors Service, Inc., ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007, and (iii) the address of the Insurer at the address set forth in the Insurance Agreement.


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

                                  ARTICLE FIVE

                         DISTRIBUTIONS; SPREAD ACCOUNT;
                          STATEMENTS TO SECURITYHOLDERS

        Section 5.01.  ESTABLISHMENT OF TRUST ACCOUNTS.

        (a) Prior to the Closing Date, the Servicer shall open, at a depository institution (which may be the Indenture Trustee, the Bank or the Servicer), the following accounts (the "Trust Accounts"):

               (i) an account in the name of the Indenture Trustee (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders;

               (ii) an account in the name of the Indenture Trustee (the "PAYAHEAD ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders;

               (iii) an account in the name of the Indenture Trustee (the "SPREAD ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders;

               (iv) an account in the name of the Indenture Trustee (the "NOTE DISTRIBUTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders; and

               (v) an account in the name of the Owner Trustee (the "CERTIFICATE DISTRIBUTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

        The Trust Accounts shall be Eligible Accounts and relate solely to the Securities and to the Contracts and Eligible Investments. The Servicer shall give the Indenture Trustee, the Owner Trustee and the Insurer at least five Business Days' written notice of any change in the location of any Trust Account and any related account identification information. All monies deposited in or credited to, from time to time, the Trust Accounts shall be part of the Trust Estate and all monies deposited in or credited to, from time to time, the Collection Account, the Spread Account, the Certificate Distribution Account and the Note Distribution Account shall be invested by the Indenture Trustee in Eligible Investments pursuant to Section 5.01(b). On the Business Day following each Distribution Date, all amounts, if any, on deposit in or credited to the [Payahead Account] (excluding any installments of Monthly P&I that are due in one or more Collection Periods ending subsequent to the Distribution Date immediately succeeding such Distribution Date) shall be transferred to the Collection Account.

        (b) All funds in the Collection Account, the Spread Account, the Note Distribution Account and the Certificate Distribution Account shall be invested by the Indenture Trustee in Eligible Investments. Subject to the limitations set forth herein, the Servicer may direct the Indenture Trustee in writing to invest funds in the foregoing Trust Accounts in Eligible Investments; provided that in the absence of such directions from the Servicer, the Insurer may so direct the Indenture Trustee. All such investments shall be in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable. All income or other gain from investment of monies deposited in or credited to the Collection Account shall be deposited in or credited to the Collection Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Collection Account. All income or other gain from investment of monies deposited in or credited to the Spread Account shall be deposited in or credited to the Spread Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Spread Account. All income or other gain from investment of monies deposited in or credited to the Note Distribution Account shall be deposited in or credited to the Note Distribution Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Note Distribution Account. All income or other gain from investment of monies deposited in or credited to the Certificate Distribution Account shall be deposited in or credited to the Certificate Distribution Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Certificate Distribution Account. The maximum permissible maturities of any investments of funds in the Collection Account, the Spread Account, the Note Distribution Account and the Certificate Distribution Account on any date shall not be later than the fifth Business Day immediately preceding the Distribution Date next succeeding the date of such investment; provided, however, that such funds may be invested by the Indenture Trustee in Eligible Investments that mature on the Business Day before the Distribution Date. No investment in Eligible Investments may be sold prior to its maturity.

        (c) Funds in the [Payahead Account] shall not be invested.

        (d) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts, other than the Certificate Distribution Account, shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be. The Certificate Distribution Account shall be in the name of the Owner Trustee for the benefit of the Certificateholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments to such new Trust Account.

        (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                      (A) any Trust Account Property that is held in deposit
               accounts shall be held solely in the Eligible Accounts, subject to the last sentence of Section 5.01(d)(i); and each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                      (B) any Trust Account Property that constitutes Physical
               Property shall be delivered to the Indenture Trustee in accordance with paragraph (i) of the definition of the term "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a Financial Intermediary acting solely for the Indenture Trustee;

                      (C) any Trust Account Property that is a book-entry
               security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (ii) of the definition of the term "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                      (D) any Trust Account Property that is an "uncertificated
               security" under Article Eight of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (iii) of the definition of the term "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

               (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

        Section 5.02.  COLLECTIONS; REALIZATION UPON POLICIES; NET DEPOSITS.

        (a) Subject to Section 5.03 and subsections (d) and (e) hereof, the Servicer shall remit or credit all payments by the Obligors on the Contracts, all payments on behalf of Obligors on the Contracts, and all Net Liquidation Proceeds and Net Insurance Proceeds to the Collection Account (within two Business Days as specified in Section 4.01); provided that the Servicer shall retain from collection of late payments and Net Liquidation Proceeds or Net Insurance Proceeds in respect of a Contract an amount equal to previously unreimbursed [Advances] in respect of such Contract made pursuant to Section
5.04. Amounts otherwise required to be deposited in or credited to the Collection Account pursuant to the immediately preceding sentence shall instead be deposited in or credited to the [Payahead Account] to the extent that such amounts are installments of Monthly P&I


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

which are due in a Collection Period for a Distribution Date subsequent to the Distribution Date immediately succeeding the date of receipt.

        (b) [Reserved.]

        (c) Not later than 12:00 p.m., New York City time, on the fifth Business Day prior to each Distribution Date, based on the information set forth in the related Distribution Date Statement to the extent that there are insufficient funds to make the distributions required to be made to each Class of Notes and the Certificates as described in Sections 5.05 and 5.06, the Servicer shall deliver to the Indenture Trustee, with a copy to the Insurer, the Owner Trustee and the Fiscal Agent, if any, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Securities Policy Claim Amount, if any, for such Distribution Date, separately identifying the amount of the Securities Policy Claim Amount payable in respect of each Class of Notes and the Certificates. Such Deficiency Notice shall direct the Indenture Trustee to remit such Securities Policy Claim Amount (to the extent of funds then on deposit in the Spread Account) [to the Indenture Trustee for deposit in the Note Distribution Account].

        (d) Not later than 12:00 p.m., New York City time, on the fourth Business Day prior to each Distribution Date, the Indenture Trustee shall make a claim under the Securities Policy for any Securities Policy Claim Amount for such Distribution Date, by delivering to the Insurer and the Fiscal Agent, if any, with a copy to the Servicer, by hand delivery, telex or facsimile transmission, a claim for the related Securities Policy Claim Amount. In making any such claim, the Indenture Trustee shall comply with all the terms and conditions of the Securities Policy. [The notice of such claim shall direct the Insurer to remit such Securities Policy Claim Amount, to the Indenture Trustee for deposit in the Note Distribution Account.]

        (e) So long as the Servicer is Onyx, the Servicer shall have the right, on a basis not more frequently than once per month (although deposits shall be made into the Collection Account within two Business Days pursuant to Section 4.01), to deduct from amounts received that are otherwise required to be deposited in or credited to the Collection Account and, to the extent such amounts are insufficient, to require that the Indenture Trustee withdraw and deliver to it from the Collection Account, amounts due to be paid hereunder to the Servicer or to the Seller after giving effect to application of the payment priorities specified in this Article for the month (or other applicable period), and to pay such amounts to itself as Servicer or to the Seller, as the case may be. Notwithstanding the foregoing, the Servicer shall maintain the records and accounts for such deposits and credits on a gross basis.

        Section 5.03. APPLICATION OF COLLECTIONS. As of each Record Date, all collections for the related Collection Period shall be applied by the Servicer as follows: with respect to each Contract (including a Defaulted Contract), payments by or on behalf of an Obligor shall be applied first to late payment and extension fees, second to interest accrued on the Contract, third to principal due on the Contract and fourth to administrative charges, if any. Any excess shall be applied to prepay the principal balance of the Contract.



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

        [Section 5.04. ADVANCES AND NONRECOVERABLE ADVANCES; REPURCHASE AMOUNTS.

        (a) If, as of the end of any Collection Period, one or more payments of Monthly P&I due under any Contract (other than a Liquidated Contract) Outstanding at the end of such Collection Period shall not have been received by the Servicer and deposited in or credited to the Collection Account pursuant to
Section 5.02(a), the Servicer shall make, concurrently with the furnishing of the related Distribution Date Statement to the Indenture Trustee and the Owner Trustee, the Advance for such Collection Period by depositing in or crediting to the Collection Account (i) with respect to a Rule of 78's Contract, the amount of delinquent Monthly P&I and (ii) with respect to a Simple Interest Contract, 30 days of interest on the Outstanding Principal Balance of such Contract at a rate equal to the sum of (A) the Certificate Rate and (B) the Servicing Fee Percent for each month that the related Monthly P&I is delinquent at the end of such Collection Period. The Servicer shall account for such deposit or credit in accordance with Section 4.01. The foregoing notwithstanding, the Servicer shall not make an Advance in respect of a Contract if the Servicer shall have determined that any such Advance, if made, would constitute a Nonrecoverable Advance. Any such determination shall be evidenced by an Officers' Certificate furnished to the Indenture Trustee, the Owner Trustee and the Insurer setting forth the basis for such determination.

        (b) If the Servicer determines that it has made a Nonrecoverable Advance or Advances, the Servicer shall reimburse itself, without interest, from unrelated installments of Monthly P&I or prepayment proceeds to the extent it shall, concurrently with the withholding of any such installment or proceeds from deposit in or credit to the Collection Account as required by Section 5.02, furnish to the Indenture Trustee, the Owner Trustee and the Insurer a certificate of a Servicing Officer setting forth the basis for the Servicer's determination, the amount of, and Contract with respect to which, such Nonrecoverable Advance was made and the installment or installments or other proceeds respecting which reimbursement has been taken.

        (c) The Servicer or the Seller, as the case may be, shall remit or credit to the Collection Account the aggregate Repurchase Amount with respect to Repurchased Contracts on the Servicer Report Date next succeeding the last day of the related cure period specified in Section 3.02 or 4.07, as the case may be. In addition, the Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Repurchase Amount with respect to Repurchased Contracts and the Servicer shall deposit therein all amounts to be paid under Section 9.01. ]

        Section 5.05.  DISTRIBUTIONS.

        (a) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Servicer Report Date pursuant to Section 4.09) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account by 11:00 a.m. (New York time), to the extent of the Net Collections for such Distribution Date, in the following order of priority:



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

               (i) to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods;

               (ii) to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trustees' fees, in each case to the extent such fees have not been previously paid by the Servicer;

               (iii) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) and (ii) above), the Note Interest
         Distributable Amount;

               (iv) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (iii) above), the Note Principal Distributable Amount to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero, and fourth to the holders of the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;

               (v) to the Note Distribution Account, if such Distribution Date is a Note Final Scheduled Distribution Date, the remaining principal amount of the related Class of Notes from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (iv) above);

               (vi) to the Certificate Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (v) above), the Certificate Interest Distributable Amount;

               (vii) to the Certificate Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (vi) above), the Certificate Principal Distributable Amount;

               (viii) to the Certificate Distribution Account, if such Distribution Date is the Certificate Final Scheduled Distribution Date, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (vii) above), the Certificate Balance, as such balance has been reduced by payments thereon in respect of such Distribution Date; and

               (ix) to the Insurer, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (viii) above), any Unreimbursed Insurer Amounts.

        (b) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Servicer Report Date pursuant to Section 4.09), to distribute any excess amounts remaining from Net Collections after making the distributions described in Section 5.05(a) ("Excess Amounts") to the Spread Account. On any Distribution Date on which both (i) the [Funded Amount] (after giving effect to all deposits to, and withdrawals from, the Spread Account on such Distribution Date) equals or exceeds the [Minimum Funded Amount] and (ii) the [Funded Amount] equals or exceeds the [Specified Spread Account Balance], the Servicer shall instruct the Indenture Trustee to distribute an amount in cash equal to the lesser of (A) the amount by which the [Funded Amount] exceeds the [Minimum Funded Amount] and (B) the amount by which the [Funded Amount] exceeds the [Specified Spread Account Balance], first, to the Insurer, to the extent of any [Unreimbursed Insurer Amounts], second, to the Seller until the Seller has received an aggregate amount equal to the [Spread Account Initial Deposit] and third, to the Seller and the Company, in the proportions of 99% and 1%, respectively. Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Certificate Balance is reduced to zero.

         (c) To the extent that on any Distribution Date:

               (i) the amount on deposit in the Note Distribution Account (after giving effect to any deposits thereto on such Distribution Date) is less than the Note Distributable Amount, Noteholders shall be entitled to receive distributions in respect of such deficiency first, from amounts on deposit in the Spread Account pursuant to a Deficiency Notice; second, if such amounts are insufficient, from amounts otherwise payable to Certificateholders in respect of the Certificate Distributable Amount and third, if such amounts are still insufficient, from a claim made under the Securities Policy for the Securities Policy Claim Amount pursuant to Section 5.02(d); and

               (ii) the amount on deposit in the Certificate Distribution Account (after giving effect to any deposits thereto on such Distribution Date) is less than the Certificate Distributable Amount, Certificateholders shall be entitled to receive distributions in respect of such deficiency, first, from amounts on deposit in the Spread Account, to the extent that such amounts remain available after giving effect to the immediately preceding paragraph, pursuant to a Deficiency Notice and second, if such amounts are insufficient, from a claim made under the Securities Policy for the Securities Policy Claim Amount pursuant to Section 5.02(d).

        Section 5.06.  SPREAD ACCOUNT.

        (a) On or prior to the Closing Date, the Owner Trustee, on behalf of the Seller, shall deposit the [Spread Account Initial Deposit] into the Spread Account from the net proceeds of the sale of the Notes and the Certificates. The Spread Account will be held for the benefit of the

Securityholders and the Insurer in order to effectuate the subordination of the rights of the Securityholders to the extent described above.

        (b) On each Calculation Day or Distribution Date on which both (i) the [Funded Amount] (after giving effect to all deposits to, and withdrawals from, the Spread Account on such Distribution Date) equals or exceeds the [Minimum Funded Amount] and (ii) the [Funded Amount] equals or exceeds than the [Specified Spread Account Balance], the Servicer shall instruct the Indenture Trustee to distribute an amount in cash equal to the lesser of (A) the amount by which the [Funded Amount] exceeds the [Minimum Funded Amount] and (B) the amount by which the [Funded Amount] exceeds the [Specified Spread Account Balance], first, to the Insurer, to the extent of any [Unreimbursed Insurer Amounts], second, to the Seller until the Seller has received an amount equal to the [Spread Account Initial Deposit] and third, to the Seller and the Company in the proportions of 99% and 1%, respectively. Upon any such distribution to the Insurer, the Seller or the Company, Securityholders will have no further rights in, or claims to, such amounts.

        (c) Amounts held in the Spread Account shall be invested in the manner specified in Section 5.01(b), and such investments shall be made in accordance with written instructions from the Servicer; provided that, if the Indenture Trustee does not receive any such written instructions prior to any date on which an investment decision must be made, the Indenture Trustee shall invest such amounts held in the Spread Account in Eligible Investments consisting of commercial paper given the highest rating by each Rating Agency at the time of such investment. All such investments shall be made in the name of the Indenture Trustee or its nominee and such investments shall not be sold or disposed of prior to their maturity.

        (d) Upon termination of the Trust pursuant to Section 9.01, any amounts on deposit in the Spread Account, after payments of amounts due to the Securityholders or the Insurer (if there exists any [Unreimbursed Insurer Amounts]), will be paid to the Seller.

        Section 5.07.  STATEMENTS TO SECURITYHOLDERS.

        (a) On each Distribution Date, (i) the Indenture Trustee shall include with each distribution to each Noteholder of record as of the related Record Date, and (ii) the Owner Trustee shall include with each distribution to each Certificateholder of record as of the related Record Date, a statement, prepared by the Servicer, based on the information in the Distribution Date Statement furnished pursuant to Section 4.09, setting forth for such Distribution Date the following information as of the related Record Date or such Distribution Date, as the case may be:

               (i) the amount of such distribution allocable to principal (stated separately for each Class of Notes and the Certificates);

               (ii) the amount of such distribution allocable to interest (stated separately for each Class of Notes and the Certificates);

               (iii) the Note Percentage and the Certificate Percentage as of the close of business on the last day of such Collection Period;

               (iv) the [Aggregate Scheduled Balance] as of the close of business on the last day of such Collection Period;

               (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

               (vi) the amount of any Certificate Interest Carryover Shortfall, Certificate Principal Carryover Shortfall, Note Interest Carryover Shortfall and Note Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

               (vii) the Note Pool Factor for each Class of Notes and the Certificate Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above; and

               (viii) the amount on deposit in the Spread Account on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from the immediately preceding Distribution Date.

Each amount set forth pursuant to subclauses (i), (ii), (iv) or (v) above shall be expressed as a dollar amount per $1,000.00 of original principal amount of a Note or original Certificate Balance, as the case may be.

        (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Owner Trustee and the Indenture Trustee, as the case may be, shall mail to each Person who at any time during such calendar year shall have been a Holder of a Note or a Certificate, respectively, a statement or statements, prepared by the Servicer, which in the aggregate contain the sum of the amounts set forth in clauses (i),
(ii), (iv) and (v) above for such calendar year or, in the event such Person shall have been a Holder of a Note or a Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's or Certificateholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee for distribution to such Person at such time any other information necessary under applicable law for the preparation of such income tax returns.


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

                                   ARTICLE SIX

                                   THE SELLER

        Section 6.01. CORPORATE EXISTENCE. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

        Section 6.02. LIABILITY OF SELLER; INDEMNITIES. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

        The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Servicer from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Contracts, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

        The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Securityholders from and against any loss, liability or expense incurred by reason of the Seller's willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

        The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Owner Trustee, in the Trust Agreement and, in the case of the Indenture Trustee, in the Indenture, except to the extent that such cost, expense, loss, claim, damage or liability, in the case of (i) the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee or shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee.

        Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter



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

shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

        Section 6.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER; CERTAIN LIMITATIONS.

        (a) The Seller shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Seller has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Seller as an entirety, can lawfully perform the obligations of the Seller hereunder and executes and delivers to the Insurer, the Owner Trustee and the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Insurer, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Seller under this Agreement. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and will deliver to the Insurer, the Owner Trustee and the Indenture Trustee a letter from each Rating Agency to the effect that such merger, consolidation or succession will not result in a qualification, downgrading or withdrawal of its then-current ratings of each Class of Notes or the Certificates. The Seller and Onyx shall maintain separate corporate offices.


        (b) (i) Subject to paragraph (ii) below, the purpose of the Seller shall be to engage in any lawful activity for which a corporation may be organized under the General Corporation Law of California and which is permitted for operating subsidiaries of federally chartered savings associations other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

               (ii) Notwithstanding paragraph (b)(i) above, the actual business activities of the Seller shall be limited to those activities permitted an operating subsidiary of a federally chartered savings association pursuant to 12 CFR ss. 545.81 including the following purposes, and activities incident to and necessary or convenient to accomplish the following purposes: (A) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with, retail installment sales contracts and installment loans secured by automobiles and light duty trucks (the "[Vehicle Receivables]"); (B) to authorize, issue, sell and deliver one or more series of obligations, consisting of one or more classes of notes, certificates or other securities (the "Offered Securities") that are collateralized by or evidence an interest in [Vehicle Receivables] and are rated in the highest available category by at least one nationally recognized statistical rating agency; and (C) to negotiate, authorize, execute, deliver and assume the obligations of any agreement relating to the activities set forth in clauses (A) and (B) above, including but not limited to any pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement or underwriting agreement or to engage in any lawful activity which is incidental


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

        to the activities contemplated by any such agreement. So long as any outstanding debt of the Seller or Offered Securities are rated by any nationally recognized statistical rating organization, the Seller shall not issue notes or otherwise incur debt unless (I) the Seller has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowings which notes or borrowings are rated by the related nationally recognized statistical rating organization the same as or higher than the rating afforded such debt or securities, or (II) such notes or borrowings (X) are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Offered Securities) or are nonrecourse against any assets of the Seller other than the assets pledged to secure such notes or borrowings, (Y) do not constitute a claim against the Seller in the event such assets are insufficient to pay such notes or borrowings, and (Z) where such notes or borrowings are secured by the rated debt or Offered Certificates, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Offered Securities) to such rated debt or Offered Securities.

        (c) Notwithstanding any other provision of this Section and any provision of law, the Seller shall not do any of the following:

               (i) engage in any business or activity other than as set forth in clause (b) above;

               (ii) without the affirmative vote of a majority of the members of the Board of Directors of the Seller (which must include the affirmative vote of at least two duly appointed Independent directors) (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any corporate action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that no director may be required by any shareholder of the Seller to consent to the institution of bankruptcy or insolvency proceedings against the Seller so long as it is solvent; or

               (iii) merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity (except for the acquisition of [Vehicle Receivables] and the sale of [Vehicle Receivables] to one or more trusts in accordance with the terms of clause (b)(ii) above, which shall not be otherwise restricted by this
        Section 6.03(c)).

        Section 6.04. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind,


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

prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller and any director or officer or employee or agent of the Seller shall be reimbursed by the Owner Trustee or the Indenture Trustee, as the case may be, for any contractual damages, liability or expense incurred by reason of the Owner Trustee's or the Indenture Trustee's willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of their respective duties hereunder, or by reason of reckless disregard of their respective obligations and duties hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.

        Section 6.05. SELLER NOT TO RESIGN. Subject to the provisions of Section 6.03, the Seller shall not resign from the obligations and duties hereby imposed on it as Seller hereunder.

        Section 6.06. SELLER MAY OWN SECURITIES. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Securities so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes or Certificates, as the case may be.

                                  ARTICLE SEVEN

                                  THE SERVICER

        Section 7.01. LIABILITY OF SERVICER; INDEMNITIES. Subject to Section 8.02, the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. Such obligations shall include the following:

        (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Securityholders and the Insurer from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer, any subservicer or any of their respective Affiliates of a Financed Vehicle.

        (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Insurer from and against any taxes that may at any time be asserted against the Owner Trustee, the Indenture Trustee or the Issuer with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Contracts, or federal or other income taxes arising out of distributions on the Securities) and costs and expenses in defending against the same.

        (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Insurer and the Securityholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

        (d) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee and the Insurer from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as the case may be; (ii) relates to any tax other than the taxes with respect to which either the Seller or Servicer shall be required to indemnify the Owner Trustee and the Indenture Trustee; (iii) shall arise from the Owner Trustee's or the Indenture Trustee's breach of any of their respective representations or warranties set forth herein, in the Trust Agreement or in the Indenture; or (iv) shall be one as to which the Seller is required to indemnify the Owner Trustee or the Indenture Trustee, as the case may be.

        Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

        Section 7.02. CORPORATE EXISTENCE; STATUS AS SERVICER; MERGER. The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Servicer has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Servicer as an entirety can lawfully perform the obligations of the Servicer hereunder and executes and delivers to the Indenture Trustee and the Owner Trustee an agreement in form and substance reasonably satisfactory to the Indenture Trustee, the Owner Trustee and the Insurer, which contains an assumption by such successor entity of the due and punctual performance or observance of each covenant and condition to be performed or observed by the Servicer under this Agreement. Notice shall be sent to each Rating Agency by the Servicer of any consolidation, merger or succession pursuant to this Section.

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

        Section 7.03. PERFORMANCE OF OBLIGATIONS.

        (a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

        (b) The Servicer shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any of the Contract Documents or under any other instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Contract Documents or any such instrument, except as expressly provided herein and therein.

        Section 7.04. SERVICER NOT TO RESIGN; ASSIGNMENT.

        (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties hereunder would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a resolution of its Board of Directors to such effect accompanied by an Opinion of Counsel, satisfactory to the Owner Trustee and the Indenture Trustee, to such effect. No such resignation shall become effective unless and until (i) a new servicer acceptable to the Owner Trustee, the Indenture Trustee and the Insurer is willing to service the Contracts and enters into a servicing agreement with the Trust and the Insurer in form and substance substantially similar to this Agreement and satisfactory to the Owner Trustee, the Indenture Trustee and the Insurer and (ii) each Rating Agency confirms that the selection of such new servicer will not result in the qualification, reduction or withdrawal of its then-current rating of each Class of Notes and the Certificates assigned by such Rating Agency. No such resignation shall affect the obligation of the Servicer to repurchase Contracts pursuant to Section 4.07.

        (b) Except as specifically permitted in this Agreement, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided that (i) the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 7.02.

        (c) Except as provided in Sections 7.04(a) and (b), the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 9.01 or the Trust shall have been terminated as provided by the terms of the Trust Agreement, and shall survive the exercise by the Owner Trustee, the Indenture Trustee or the Insurer of any right or remedy under this Agreement, or the enforcement by the Owner Trustee, the Indenture Trustee, any Certificateholder or Noteholder, or the Insurer of any provision of the Notes, the Certificates, the Insurance Agreement or this Agreement.



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

        (d) The resignation of the Servicer in accordance with this Section shall not affect the rights of the Seller hereunder. If the Servicer resigns pursuant to this Section, its appointment as custodian can be terminated pursuant to Section 3.07.

        Section 7.05. LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

        (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

        (b) The Servicer and any director or officer or employee or agent of the Servicer shall be reimbursed by the Owner Trustee or the Indenture Trustee, as the case may be, for any contractual damages, liability or expense incurred by reason of such Trustee's willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of such Trustee's duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

        Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Securityholders under the Basic Documents.

                                  ARTICLE EIGHT

                                     DEFAULT

        Section 8.01. EVENTS OF DEFAULT. If any one of the following events (each, a "SERVICER DEFAULT") shall occur and be continuing:

               (a) A claim being made under the Securities Policy;

               (b) Any failure by the Servicer or the Issuer to deposit or credit, or to deliver to the Indenture Trustee for deposit, in any of the Trust Accounts any amount required hereunder to be as deposited, credited or delivered or to direct the Indenture Trustee to make



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        any required distributions therefrom, that shall continue unremedied for a period of three Business Days after written notice of such failure is received from the Owner Trustee, the Indenture Trustee or the Insurer or after discovery of such failure by an officer of the Servicer;

               (c) Any failure by the Servicer to deliver to the Insurer, the Indenture Trustee or the Owner Trustee a report in accordance with
        Section 4.09 and/or Section 4.10 by the fourth Business Day prior to the Distribution Date with respect to which such report is due, or the Servicer shall have defaulted in the due observance of any provision of
        Section 7.02 (other than failure to enter into an assumption agreement under Section 7.02, which is a Servicer Default only if such failure continues for ten Business Days);

               (d) Failure on the part of the Seller, the Issuer or the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of the Insurer, the Owner Trustee, the Indenture Trustee, the Certificateholders or Note- holders and (ii) continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Insurer, the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, if the Notes have been paid in full, by Certificateholders evidencing not less than 25% of the Certificate Balance, or, so long as no default under the Securities Policy has occurred and is continuing and no insolvency of the Insurer has occurred, by the Insurer;

               (e) The occurrence of an Insolvency Event with respect to the Seller, the Issuer or the Servicer; or

               (f) Any representation, warranty or statement of the Servicer, the Issuer or the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty to which Section 3.01 or 4.06 shall be applicable so long as the Servicer or the Seller shall be in compliance with Section 3.02 or 4.07, as the case may be), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Noteholders or the Certificateholders and, within 30 days after written notice thereof shall have been given to the Servicer or the Seller by the Indenture Trustee or the Owner Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, or Certificate-holders evidencing not less than 25% of the Certificate Balance or, so long as no default has occurred under the Securities Policy and is continuing and no Insurer Insolvency has occurred, by the Insurer, the circumstance or condition in respect of which such


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        representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

then and in each and every case, so long as such Servicer Default shall not have been remedied and subject to the limitations set forth in Section 6.07 of the Insurance Agreement, either the Indenture Trustee, the Insurer, the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or by Certificateholders evidencing not less than 25% of the Certificate Balance), by notice then given in writing to the Servicer (and to the Insurer, the Indenture Trustee and the Owner Trustee if given by the Noteholders or the Certificateholders) may terminate all the rights and obligations of the Servicer under this Agreement. Upon such termination, termination of the Servicer as custodian can be made pursuant to Section 3.07. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Contracts or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Contracts and related documents, or otherwise. The Servicer shall cooperate with the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Indenture Trustee for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Contract.

        Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or resignation pursuant to Section 7.04, the Indenture Trustee shall be the successor to the Servicer in its capacity as servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement, except that the Indenture Trustee shall not be obligated to purchase Contracts pursuant to Section 4.07 unless the obligation to repurchase arose after the date of the notice of termination given to the Servicer pursuant to Section 8.01 or be subject to any obligation of the Servicer to indemnify or hold harmless any Person as set forth in this Agreement arising from the acts or omissions of the previous Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination shall have been given. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, Insurer or the Noteholders (or Certificateholders) from effecting a transfer of servicing. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to


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

appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of motor vehicle retail installment sales contracts, as the successor to the Servicer under this Agreement. Pending appointment of any such successor Servicer, the Indenture Trustee shall act in such capacity as provided above. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Contracts it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement without the consent of the Insurer. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        [Section 8.03. REPAYMENT OF ADVANCES. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for outstanding Advances pursuant to Section 5.04 with respect to all Advances made by the predecessor Servicer.]

        Section 8.04. NOTIFICATION TO NOTEHOLDERS AND CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article, the Owner Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, and the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register and to each Rating Agency.

        Section 8.05. WAIVER OF PAST DEFAULTS. The Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Notes, or, if all the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, Certificateholders evidencing not less than 51% of the Certificate Balance (in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Securityholders, with the consent of the Insurer, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement or in respect of a covenant or provisions hereof which cannot be modified without the consent of each Securityholder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

        Section 8.06. INSURER DIRECTION OF INSOLVENCY PROCEEDINGS. Upon receipt of actual knowledge thereof by a Responsible Officer, the Indenture Trustee shall promptly notify the Insurer of (i) the commencement of any of the events or proceedings (individually, an "Insolvency Proceeding") described in the definition of the term "Insolvency Event" or any such event or proceeding applicable to an Obligor under a Contract and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of, or interest on, a Contract or any Notes or Certificates. Each Noteholder and Note Owner, by its purchase of Notes or a beneficial interest


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

therein, each Certificateholder and Certificate Owner, by its purchase of Certificates or a beneficial interest therein, the Owner Trustee and the Indenture Trustee hereby agree that, so long as neither a default under the Policies nor an Insurer Insolvency has occurred and is continuing, the Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including, without limitation,
(i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety, supersedes or performance bond pending any such appeal. The Insurer shall be subrogated to the rights of the Indenture Trustee, the Owner Trustee and each Securityholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

                                  ARTICLE NINE

                                   TERMINATION

        Section 9.01.  OPTIONAL PURCHASE OF ALL CONTRACTS.

        (a) On each Distribution Date as of which (i) the Outstanding Amount of the Securities is less than 5% of the Outstanding Amount of the Securities on the Closing Date and (ii) the [Aggregate Scheduled Balance] is less than 10% of the [Cut-Off Date Aggregate Scheduled Balance], the Seller shall have the option to purchase the remaining Contracts from the Trust. Notice of the exercise of such option shall be given by the Seller to the Owner Trustee, the Indenture Trustee and the Insurer not later than the 25th day of the month immediately preceding the month of such Distribution Date. To exercise such option, the Seller shall pay to the Indenture Trustee for the benefit of the Securityholders, by deposit in the Collection Account on the Business Day immediately preceding the related Distribution Date, the aggregate Repurchase Amount of all Contracts that were Outstanding at the beginning of the Collection Period ending immediately prior to such Distribution Date, and shall succeed to all interests in and to the Trust. Such purchase shall be deemed to have occurred on the last day of such Collection Period. Notwithstanding the foregoing, the Seller shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal amount of the Notes and the Certificate Balance and all accrued but unpaid interest (including any overdue interest) thereon. In addition, if the Servicer or the Seller has outstanding senior debt and such debt is not rated "investment grade" by Moody's at the time of exercising the option pursuant to this Section, then the Servicer or the Seller shall deliver to the Owner Trustee, the Indenture Trustee and Moody's, an Opinion of Counsel to the effect that such optional purchase is not a fraudulent conveyance.

        (b) Upon any sale of the assets of the Trust pursuant to Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the


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
Distribution Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to make the following deposits (after the application on such Distribution Date of Net Collections and funds on deposit in the Spread Account pursuant to Sections 5.05 and 5.06) from the Insolvency Proceeds and any funds remaining on deposit in the Spread Account (including the proceeds of any sale of investments therein as described in the following sentence):

               (i) to the Note Distribution Account, any portion of the Note Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

               (ii) to the Note Distribution Account, the outstanding principal amount of the Notes (after giving effect to the reduction in the outstanding principal amount of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date and on prior Distribution Dates);

               (iii) to the Certificate Distribution Account, any portion of the Certificate Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

               (iv) to the Certificate Distribution Account, the Certificate Balance (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution Account on such Distribution Date).

        (c) As described in Article Nine of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Insurer and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

        (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

        Section 9.02. TRANSFER TO THE INSURER. If (i) there is one or more Outstanding Contracts at the end of the Collection Period ending immediately prior to the Certificate Final Scheduled Distribution Date and (ii) an amount sufficient to pay the Certificate Distributable Amount on the Certificate Final Scheduled Distribution Date has been deposited with the Indenture Trustee by the Insurer for the benefit of the Certificateholders, then on the Certificate Final Scheduled Distribution Date the Certificates shall be deemed to be transferred by the Certificateholders to the Insurer or its designee as purchaser thereof at the opening of business on the Certificate Final Scheduled Distribution Date and the Owner Trustee, on behalf of the Trust, shall execute, and the Owner Trustee shall authenticate and deliver to the Insurer or its designee, in the name of the Insurer or its designee, as the case may be, a new Certificate evidencing the entire Certificate Balance. Such new Certificate shall have the same terms as the Certificates deemed transferred by the Certificateholders.


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

No service charge shall be made for the issuance of such Certificate to the Insurer or its designee, but the Owner Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. Such transfer shall not diminish or restrict the Insurer's rights hereunder or under the Insurance Agreement.

                                   ARTICLE TEN

                                  MISCELLANEOUS

        Section 10.01. AMENDMENT.

        (a) This Agreement may be amended by the Seller, the Servicer and the Owner Trustee on behalf of the Issuer, collectively, without the consent of any Security- holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement which are inconsistent with the provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement, (ii) to add or provide any credit enhancement for any Class of Notes or the Certificates and (iii) to change any provision applicable for determining the [Specified Spread Account Balance], the [Minimum Funded Amount] or the manner in which the Spread Account is funded (in each case with the approval of the Insurer); provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Securityholder and provided, further, that in connection with any amendment pursuant to clause (iii) above, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Insurer a letter from Standard & Poor's to the effect that such amendment will not cause its then-current rating on any Class of Notes or the Certificates to be qualified, reduced or withdrawn, without giving any consideration to the effect of the guarantee under the Securities Policy of payments owing to Noteholders or to Certificateholders, and the Servicer shall provide Moody's notice of such amendment; and provided, further, that this Agreement may not be amended to alter the rights or obligations of the Indenture Trustee without the prior consent of the Indenture Trustee.

        (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Owner Trustee on behalf of the Issuer, with the consent of the Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Notes, and the consent of Certificateholders evidencing not less than 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of (i)(a) collections of payments on the Contracts or distributions that shall be required to be made on any Note or Certificate or any Interest Rate or the Certificate Rate, (b) except as otherwise provided in Section 10.01(a), the [Specified Spread Account Balance], the [Minimum Funded Amount] or the manner in which the Spread Account is funded or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of


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

which are required to consent to any such amendment, without the consent of the Insurer and the Holders of all Notes and Certificates of the relevant Class then outstanding.

        (c) Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent, as prepared by the Seller, the Servicer and the Owner Trustee on behalf of the Issuer, at the expense of the such party, together with a copy thereof, to each Rating Agency and the Insurer.

        (d) Promptly after the execution of any such amendment or consent, the Owner Trustee and the Indenture Trustee, as the case may be, shall furnish the written notification of the substance of the amendment or consent described in paragraph (c) above, at the expense of the Seller, the Servicer or the Owner Trustee on behalf of the Issuer, as the case may be, to each Certificateholder and Noteholder, respectively. It shall not be necessary for the consent of Noteholders and Certificateholders pursuant to Section 10.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders and Certificateholders of the execution thereof shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee may prescribe.

        (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

        Section 10.02. PROTECTION OF TITLE TO TRUST.

        (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Securityholders, the Indenture Trustee, the Owner Trustee and the Insurer in the Contracts and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

        (b) Neither the Onyx, the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with
Section 10.02(a) seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Insurer, the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.



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

        (c) Onyx, the Seller and the Servicer shall give the Insurer, the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of the principal executive office of Onyx or the Seller and the Servicer or the Subservicers (in the case of notice provided by the Servicer) if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States.

        (d) The Servicer shall maintain or cause to be maintained accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in or credited to the Collection Account and the [Payahead Account] in respect of such Contract.

        (e) The Servicer shall maintain or cause to be maintained its computer systems and those of Subservicers so that, from and after the time of sale under this Agreement of the Contracts, the Servicer's and Subservicer's master computer records (including any backup archives) that shall refer to a Contract indicate clearly the interest of the Issuer and the Indenture Trustee in such Contract and that such Contract is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's ownership of and the Indenture Trustee's interest in a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Contract shall have been paid in full or repurchased or shall have become a Liquidated Contract.

        (f) If at any time the Seller, the Servicer or a Subservicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive retail installment sales contracts to any prospective purchaser, lender or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

        (g) The Servicer shall permit the Owner Trustee, the Indenture Trustee and the Insurer and its agents, at any time during normal business hours, to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contract.

        (h) Upon request, the Servicer shall furnish to the Owner Trustee, the Indenture Trustee and the Insurer, within five Business Days, a list of all Contracts then held as part of the Trust Estate, together with a reconciliation of such list to the Schedule of Contracts and to each of the Distribution Date Statements furnished before such request indicating removal of Contracts from the Trust.



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

        (i) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, each Rating Agency and the Insurer:

               (1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, the Indenture Trustee holds a perfected security interest in the Contracts, that the Trust holds title to the Contracts subject to the security interest of the Indenture Trustee and the lien of the Insurer pursuant to the Insurance Agreement, and that the Insurer holds a lien on the Contracts under the Insurance Agreement, subject to applicable subordination; and

               (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-Off Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

        Section 10.03. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws, except that the duties of the Owner Trustee and the Indenture Trustee shall be governed by the laws of the State of New York.

        Section 10.04. NOTICES. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, the Insurer or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (a) the Seller, at ______________________________, (b) the Servicer,
__________________________________, Attention: _____________________, (c) the
Issuer or the Owner Trustee, at the Corporate Trust Office (with, in the case of the Issuer, a copy to the Seller), (d) the Indenture Trustee, at _________________________________, Attention: ______________________________,
(e) Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (f) Standard & Poor's, to Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department and (g) the Insurer, at 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department, with a copy to the Senior Vice President -- Surveillance; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. Any notice required or permitted to be to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register or the Certificate Register, as the case may be. Any notice so mailed within the time prescribed herein shall be conclusively presumed to have been duly given, whether or not such Securityholder shall receive such notice.



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        Section 10.05. SEVERABILITY OF PROVISIONS. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no


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
way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or Certificates or the rights of the Holders thereof.

        Section 10.06. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, as provided in Sections 6.03 and 7.02, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of Holders of Notes of each Class evidencing not less than 66 2/3% of the Outstanding Amount of Notes of such Class and Certificateholders evidencing not less than 66 2/3% of the Certificate Balance.

        Section 10.07. THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party other than the Insurer shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

        Section 10.08. INSURER DEFAULT OR INSOLVENCY. If a default under the Securities Policy has occurred and is continuing or a Insurer Insolvency has occurred, any provision giving the Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement, shall be inoperative during the period of such default or the period from and after such Insurer Insolvency and such consent or approval shall be deemed to have been given for the purpose of such provisions.

        Section 10.09. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

        Section 10.10. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        Section 10.11. ASSIGNMENT BY ISSUER. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Contracts and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

        Section 10.12. LIMITATION OF LIABILITY OF OWNER TRUSTEE. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chase Manhattan Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chase Manhattan Bank Delaware in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and


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
provisions of Articles Six, Seven and Eight of the Trust Agreement. Notwithstanding anything herein to the contrary, Section 2.07(a) of the Trust Agreement shall remain in full force and effect.



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                                       76

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        ONYX ACCEPTANCE OWNER TRUST 1998-A
                                        as Issuer

                                        By: [Owner Trustee], not in its
                                        individual capacity but solely as
                                        Owner Trustee on behalf of the Trust


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                        ONYX ACCEPTANCE FINANCIAL
                                        CORPORATION, as Seller


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                        ONYX ACCEPTANCE CORPORATION, as
                                        Servicer


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

Acknowledged and accepted as of the day
and year first above written:

[Indenture Trustee], not in its
individual capacity but solely as Indenture
Trustee


By:_______________________________________
Name:_____________________________________
Title:____________________________________

                                   SCHEDULE A

                              SCHEDULE OF CONTRACTS

                                    EXHIBIT A

                       [FORM OF APPOINTMENT OF CUSTODIAN]



                                       79